                                                                    EXHIBIT 10.3

NOTE: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, has been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Commission.




================================================================================



                       OUTSOURCING AND OPERATING AGREEMENT

                           dated as of March 30, 2000

                                      among

                                 NOVATION, LLC,

                                   VHA, INC.,

                       UNIVERSITY HEALTHSYSTEM CONSORTIUM,

               HEALTHCARE PURCHASING PARTNERS INTERNATIONAL, LLC,

                                       and

                               NEOFORMA.COM, INC.



================================================================================

                                TABLE OF CONTENTS



                                                                                                             Page
                                                                                                             ----
1.             DEFINITIONS.....................................................................................2

2.             NOVATION OBLIGATIONS............................................................................5

               2.1           Agency Relationship...............................................................5
               2.2           Novation Duties...................................................................5
               2.3           Certain Contracts.................................................................7

3.             NEOFORMA OBLIGATIONS............................................................................7

               3.1           Service...........................................................................7
               3.2           Service Levels....................................................................8
               3.3           Cooperation with Novation.........................................................8
               3.4           The First * Locations.............................................................8
               3.5           Quality Assurance Program.........................................................8
               3.6           Notice of Materially Adverse Facts................................................8
               3.7           Case Studies......................................................................8

4.             THE EXCHANGE....................................................................................8

               4.1           Maintenance of Exchange...........................................................8
               4.2           Consultation......................................................................8
               4.3           Provision of Non-Contract Product Information.....................................8
               4.4           Provision of Contract Product Information.........................................9
               4.5           Independent Users.................................................................9
               4.6           Multiple Memberships..............................................................9
               4.7           User Registration.................................................................9
               4.8           Delivery and Order Fulfillment...................................................10
               4.9           Removal of Products from the Exchange............................................10
               4.10          Customized Exchanges.............................................................10
               4.11          Links............................................................................10
               4.12          Reasonable Assistance............................................................10

5.             NOVATION EXCHANGE AND HPPI EXCHANGE............................................................10

               5.1           Development......................................................................10
               5.2           Hosting..........................................................................11
               5.3           Delivery and Order Fulfillment...................................................11
               5.4           Display of Material..............................................................11
               5.5           Reports..........................................................................11
               5.6           Retained Contracts...............................................................11
               5.7           Marketing........................................................................11
               5.8           Neoforma Auction.................................................................12
               5.9           Neoforma Plan....................................................................12

6.             EXCLUSIVITY AND RIGHT OF FIRST OFFER...........................................................12

               6.1           Novation, VHA, UHC and HPPI Exclusivity..........................................12


* Material has been omitted and filed separately with the Commission.

               6.2           Neoforma Exclusivity.............................................................13
               6.3           Right of First Offer for Novation and Neoforma...................................13
               6.4           First Offer for Non-Exclusive Services...........................................14

7.             LICENSES AND OWNERSHIP.........................................................................15

               7.1           Ownership of Marks...............................................................15
               7.2           Novation Marks...................................................................15
               7.3           Neoforma Marks...................................................................15
               7.4           VHA, UHC and HPPI Marks..........................................................15
               7.5           Ownership of Neoforma Materials and Novation Materials...........................16
               7.6           Neoforma Materials...............................................................16
               7.7           Novation Materials...............................................................16
               7.8           Development of Tools.............................................................16
               7.9           Access License...................................................................17

8.             FEES AND TAXES.................................................................................17

               8.1           Contract Product Transaction Fees................................................17
               8.2           Non-Contract Product Transaction Fees............................................17
               8.3           Target Transaction Fees..........................................................18
               8.4.          Adjustment of Transaction Fees...................................................18
               8.5           Reporting and Payment of Transaction Fees........................................19
               8.6           No Fees Prior to Mergers.........................................................19
               8.7           Taxes............................................................................19
               8.8           New Markets......................................................................20
               8.9           Product Returns..................................................................20
               8.10          Neoforma * and Neoforma *........................................................20
               8.11          Other Expenses...................................................................20
               8.12          VHA/UHC Allocation...............................................................20

9.             TERM AND TERMINATION...........................................................................21

               9.1           Initial Term.....................................................................21
               9.2           Renewal and Extension of Term....................................................21
               9.3           Termination for Cause............................................................21
               9.4           Termination for Insolvency Events................................................21
               9.5           Termination of Merger Agreements.................................................22
               9.6           Termination Upon Neoforma Change of Control......................................22
               9.7           Return of Materials..............................................................22
               9.8           Survival.........................................................................22
               9.9           Termination Assistance Services..................................................22

10.            USER DATA......................................................................................24

               10.1          Registration.....................................................................24
               10.2          Transaction Database.............................................................24
               10.3          Member Data......................................................................24
               10.4.         Aggregated Member Data...........................................................24
               10.5          Transaction Database.............................................................24
               10.6          License Grant of Information to Novation.........................................25



* Material has been omitted and filed separately with the Commission.

               10.7          No Other Licenses or Use.........................................................25
               10.8          Other Data.......................................................................25
               10.9          Neoforma Information.............................................................25

11.            SAFEGUARDING OF DATA; CONFIDENTIALITY..........................................................26

               11.1          Novation Data....................................................................26
               11.2          Confidentiality..................................................................26

12.            REPRESENTATIONS AND WARRANTIES.................................................................28

               12.1          Representations by Neoforma......................................................28
               12.2          Representations by Novation, VHA, UHC and HPPI...................................29
               12.3          Warranty Disclaimer..............................................................30

13.            USE OF SUBCONTRACTORS..........................................................................30

               13.1          Generally........................................................................30
               13.2          Novation's Right to Revoke Approval..............................................31
               13.3          Continuing Responsibility........................................................31
               13.4          Confidential Information.........................................................31

14.            INSURANCE......................................................................................31

               14.1          Insurance........................................................................31
               14.2          Proof of Insurance...............................................................31

15.            INDEMNITY......................................................................................31

               15.1          Neoforma Indemnity...............................................................31
               15.2          Novation Indemnity...............................................................32
               15.3          Infringement Claims..............................................................32
               15.4          Indemnity Procedures.............................................................33

16.            LIMITATION OF LIABILITY........................................................................33

               16.1          Limitations......................................................................33
               16.2          Exceptions.......................................................................33
               16.3          Liquidated Damages...............................................................33

17.            AUDIT RIGHTS...................................................................................34

               17.1          General..........................................................................34
               17.2          Frequency of Audits..............................................................35
               17.3          Auditors.........................................................................35
               17.4          Record Retention.................................................................35
               17.5          Cooperation......................................................................35
               17.6          Overcharges......................................................................35

18.            DISPUTE RESOLUTION.............................................................................36

               18.1          Resolution of Disputes...........................................................36
               18.2          Negotiations and Escalation......................................................36
               18.3          Appointment of Arbitral Body.....................................................36
               18.4          Qualifications of Arbitrator.....................................................36
               18.5          Initiation of Arbitration and Procedures.........................................37


* Material has been omitted and filed separately with the Commission.

               18.6          Procedures.......................................................................37
               18.7          Governing Law; Jurisdiction......................................................37
               18.8          Arbitration Award................................................................38
               18.9          Cooperation of the Parties.......................................................38
               18.10         Costs............................................................................38
               18.11         Judgment on the Award; Enforcement...............................................38
               18.12         Preservation of Equitable Relief; Third-Party Litigation.........................38
               18.13         Continued Performance............................................................39

19.            GUARANTY OF PERFORMANCE........................................................................39

               19.1          VHA and UHC Guarantees...........................................................39
               19.3          VHA and UHC Waivers..............................................................39
               19.3          Scope of Liability...............................................................40

20.            GENERAL PROVISIONS.............................................................................40

               20.1          No Waiver........................................................................40
               20.2          Entire Agreement.................................................................40
               20.3          Publicity........................................................................40
               20.4          Covenant of Good Faith...........................................................40
               20.5          Compliance with Laws and Regulations.............................................40
               20.6          Assignment; Successors and Assigns...............................................41
               20.7          Governing Law....................................................................41
               20.8          Notices..........................................................................41
               20.10         No Agency........................................................................42
               20.11         Force Majeure....................................................................42
               20.12         Interest.........................................................................43
               20.13         Program Management...............................................................43
               20.14         Severability.....................................................................43
               20.15         Counterparts.....................................................................43
               20.16         Headings.........................................................................43



* Material has been omitted and filed separately with the Commission.

EXHIBITS:

Exhibit A      Marks
Exhibit B      Current Marks Usage Guidelines for Novation
Exhibit C      Current Marks Usage Guidelines for Neoforma
Exhibit D      Current Marks Usage Guidelines for VHA, UHC and HPPI
Exhibit E      Reports and Other Information Requirements
Exhibit F      Program Management







* Material has been omitted and filed separately with the Commission.

                       OUTSOURCING AND OPERATING AGREEMENT



        This Outsourcing and Operating Agreement ("AGREEMENT") is entered into as of March 30, 2000 (the "EFFECTIVE DATE") by and among Neoforma.com, Inc., a Delaware corporation with offices at 3255-7 Scott Boulevard, Santa Clara, California 95054 ("NEOFORMA"), Novation, LLC, a Delaware limited liability company with offices at 125 East John Carpenter Freeway, Irving, Texas 75062 ("NOVATION"), Healthcare Purchasing Partners International, LLC, a Delaware limited liability company with offices at 125 East John Carpenter Freeway, Irving, Texas 75062 ("HPPI"), VHA, Inc., a Delaware corporation with offices at 220 East Las Colinas Boulevard, Irving, Texas 75039-5500 ("VHA") and University HealthSystem Consortium, an Illinois corporation with offices at 2001 Spring Road, Suite 700, Oak Brook, Illinois 60523 ("UHC").

                                    RECITALS

        WHEREAS, Neoforma is a provider of Internet (as defined in Section 1) e-commerce services to the healthcare industry facilitating the sale, rental or lease of new and used equipment, products, supplies, services information and other content, and provides information regarding various healthcare facilities and equipment through its online offerings and programs;

        WHEREAS, VHA and UHC are organizations whose patrons are hospitals and healthcare providers, who view e-commerce as an essential part of their cooperative purchasing programs on behalf of their patrons for the future and who desire to more fully develop the services they render to their patrons through this Agreement;

        WHEREAS, VHA and UHC together own all the ownership interests in Novation and HPPI;

        WHEREAS, Novation is a contracting agent that develops and delivers supply chain management agreements, programs and services on behalf of VHA and UHC and their patrons;

        WHEREAS, HPPI is a GPO that serves healthcare organizations that are not members of VHA and UHC and other GPOs and which develops and delivers supply-chain management programs and services to such healthcare organizations;

        WHEREAS, the parties wish to establish a long-term, global relationship to enable the parties to achieve increased efficiency and cost savings through Internet-based technology and pursuant to which (i) Neoforma will develop and manage the Exchange (as defined in Section 1), an e-commerce web site for the benefit of the members of VHA and UHC, the associated healthcare organizations of HPPI and for the benefit of other users unaffiliated with VHA, UHC or HPPI,
(ii) Novation will serve as the contracting agent for Neoforma by recruiting, contracting with and managing relationships with healthcare equipment manufacturers and service suppliers on Neoforma's behalf and (iii) VHA and UHC will provide marketing support for the Exchange, guarantee Novation's obligations to the extent provided under this Agreement and enter into the exclusivity provisions hereunder; and

        WHEREAS, in consideration for the services to be provided by VHA and UHC pursuant to this Agreement, Neoforma will issue to VHA and UHC warrants (the "Warrants") to purchase up to 14,191,777 shares and 1,524,477 shares, respectively, of the common stock, par value



* Material has been omitted and filed separately with the Commission.

$0.001, of Neoforma (the "Common Stock"), and Neoforma will issue to VHA and to UHC 38,316,111 shares and 9,222,488 shares, respectively, of Common Stock, in each case, in accordance with and subject to the limitations set forth in those certain Common Stock and Warrant Purchase Agreements entered into by Neoforma and VHA and by Neoforma and UHC on the date hereof (collectively, the "Purchase Agreements").

        NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:


1.      DEFINITIONS

        As used in this Agreement, the following terms shall have the respective meanings set forth below. Other capitalized terms shall have the meanings set forth elsewhere in this Agreement.

        "ADJUSTED GROSS TRANSACTION VALUE(S)" means, with regard to a confirmed purchase, rental or lease on the Exchange, the gross purchase, rental or lease price * which are related to the Product purchased, rented or leased.

        "AFFILIATE(S)" means, with respect to a specified person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified person. Neoforma, on the one hand, and Novation, VHA and/or UHC, on the other hand, shall not be Affiliates.

        "AGGREGATED MEMBER DATA" means all or any of an aggregate of the Information relating to any two or more Members.

        "API(S)" means language and messaging formats, in human and computer readable form, that define how programs interact with an operating system, a database, with functions in other programs, with communication systems, or with hardware drivers.

        "CONTRACT PRODUCT(S)" means any Product that is part of the Novation Contract Portfolio and available on the Novation Exchange or the HPPI Exchange.

        "CONTRACT TRANSACTION FEE(S)" has the meaning specified in Section 8.1.1 of this Agreement.

        "CUSTOMIZED EXCHANGE(S)" means that portion of the Exchange created specifically for and accessible only to members of a particular purchasing organization.

        "EXCHANGE" means the Novation Exchange, HPPI Exchange, all Customized Exchanges and all other portions of the Neoforma web sites.

        "GPO(S)" means any entity in the United States that meets the definition of a "Group Purchasing Organization" as set forth in 42 CFR Section 1001.952(j), and any entity outside the United States performing a similar function.



* Material has been omitted and filed separately with the Commission.

        "HPPI EXCHANGE" means that portion of the Exchange accessible only HPPI Members.

        "HPPI MEMBER(S)" means, at any date, those organizations acting as purchasers, renters or lessees in their respective markets that are associates of HPPI and to which HPPI provides procurement related services, cost management programs and other services.

        "INFORMATION" means the information and data maintained by Neoforma in the Transaction Database, which shall include, at minimum, (i) any and all information and data collected, developed and/or stored by Neoforma relating to Users and (ii) any and all information and data relating to use of or transactions on the Exchange by Users.

        "INTELLECTUAL PROPERTY RIGHTS" means all copyrights, patents, trade names and trademarks (in each of the preceding cases, whether registered or not) and trade secrets and other intellectual property rights of a person.

        "INTERNET" means the public, global network of computer networks and individual computers constantly connected using standardized communications protocols, specifically TCP/IP or any successor protocol thereof.

        "MATERIAL(S)" means information on equipment, products, supplies or services, including, without limitation, product availability and pricing information, provided to Neoforma for display to Users of the Exchange.

        "MEMBER(S)" means, at any date, those organizations that are (i) patrons or members of VHA or UHC, or are associated therewith, or (ii) HPPI Members, and in each case, that are listed in an electronic file supplied to Neoforma and updated periodically by Novation.

        "MEMBER DATA" means any and all Transaction Database information relating to a specific Member.

        "MERGERS" means (i) the merger of a subsidiary of Neoforma into Eclipsys Corporation ("ECLIPSYS") and (ii) the merger of HEALTHvision, Inc. ("HEALTHVISION") into Eclipsys.

        "MERGER AGREEMENTS" means (i) the Agreement and Plan of Merger by and among Neoforma, Neo III Acquisition Corp. and Eclipsys dated the date hereof and
(ii) the Agreement and Plan of Merger between Neoforma and Healthvision dated the date hereof.

        "NEOFORMA AUCTION" means Neoforma's auction services offered on the Exchange.

        "NEOFORMA CHANGE OF CONTROL" means any (i) transaction or series of related transactions in which more than 50% of the voting securities of Neoforma immediately after such transaction or transactions is not owned by persons who, immediately prior to such transaction or transactions, owned more than 50% of the voting securities of Neoforma, (ii) merger or consolidation in which Neoforma is not the surviving entity or (iii) the sale of all or substantially all of the assets of Neoforma; provided, however, none of the Mergers or the transactions contemplated by the Merger Agreements shall be deemed a Neoforma Change of Control.

* Material has been omitted and filed separately with the Commission.

        "NEOFORMA INFORMATION" means Information received from non-Members.

        "NEOFORMA MATERIALS" means Materials provided by Neoforma and displayed on and available to Users of the Exchange but shall not include the Novation Materials.

        "NEOFORMA PLAN" means Neoforma's medical facility planning services offered on the Exchange.

        "NON-CONTRACT PRODUCT" means any Product available through the Exchange that is not part of the Novation Contract Portfolio or any other GPO-specific contract portfolio.

        "NON-CONTRACT TRANSACTION FEES" has the meaning specified in Section
8.2.1 of this Agreement.

        "NOVATION CONTRACT PORTFOLIO" means a catalog of all Products and Novation Materials that will appear on the Novation Exchange or the HPPI Exchange, for which Novation has contracted, for the benefit of the Members.

        "NOVATION COMPETITOR" means any person that, at the time of determination, would reasonably be considered to be (i) a competitor of Novation or (ii) a competitor of any Member.

        "NOVATION EXCHANGE" means that portion of the Exchange dedicated to the Novation Contract Portfolio and accessible only to members of VHA or UHC.

        "NOVATION MATERIALS" means Materials provided by Novation or by Novation Suppliers to Neoforma for display to Users of the Exchange, including to Members on the Novation Exchange.

        "NOVATION SUPPLIERS" means suppliers, manufacturers or distributors that provide equipment, products, supplies, services, information and other content for sale, rental or lease through the Novation Exchange and HPPI Exchange under the Novation Contract Portfolio.

        "PARTY" means each of Neoforma, Novation, HPPI, VHA and UHC and any other person who becomes a signatory to this Agreement, unless the context requires otherwise.

        "PATRON(S)" means a person who is entitled to receive a patronage refund from VHA or UHC.

        "PERSON" means a natural person, corporation, partnership (limited or general), limited liability company, business trust or other entity.

        "PRODUCT(S)" means equipment, products, supplies, services, information and other content provided by Suppliers and available for purchase, rental or lease by Users through the Exchange.



* Material has been omitted and filed separately with the Commission.

        "RETAINED CONTRACT(S)" means those product or service contracts of VHA or UHC that have not been transferred to Novation and which the Members may have access to because they are Members in VHA or UHC.

        "SERVICE(S)" means the services to be provided hereunder by Neoforma.

        "SERVICE LEVEL(S)" means the objective criteria establishing the level of Neoforma's required performance of the Services under this Agreement.

        "SIGN-UP" (also "SIGNS-UP" and "SIGNED-UP") means for a party to enter into a contractual relationship with a Supplier to enable all or any portion of that Supplier's equipment, products, supplies, services, information and other content to be displayed on the Exchange.

        "SUPPLIER(S)" means suppliers, manufacturers or distributors that provide Products and Materials for display, sale, rental or lease through the Exchange.

        "SUPPLY CHAIN MANAGEMENT SERVICES" means (i) with respect to Novation, VHA and HPPI, operations and activities related to evaluation, bidding, negotiation, contracting, administering, marketing, distribution, sale, acquisition or disposal of equipment, products, supplies, services, information and other content by healthcare organizations from third parties and (ii) with respect to UHC only, operations and activities related to evaluation, bidding, negotiation, contracting, administering, marketing, distribution, sale, acquisition or disposal of equipment, products, supplies and services by healthcare organizations from third parties, and in the case of each of clause
(i) and (ii), including operations and activities directly related to Neoforma Plan and Neoforma Auction. Notwithstanding the generality of the foregoing, and with respect to UHC only, Supply Chain Management Services do not include outsourcing, consulting, information technology products and services (unless related to equipment or supplies), financial products and services, insurance products and services, education and networking and communication products and services.

        "TOOL(S)" means a program, utility or user interface that helps the user of the program, utility or user interface analyze or search for data.

        "TRANSACTION DATA" means the data maintained by Neoforma on the Transaction Database.

        "TRANSACTION DATABASE" means any and all means used to store
Information.

        "TRANSACTION FEE(S)" means fees to be paid by Suppliers with whom Novation has contracted on Neoforma's behalf in respect of transactions occurring on the Exchange but excluding fees associated with Neoforma Auction and Neoforma Plan.

        "USER(S)" means all Members and other users of the Exchange, including, without limitation, participating healthcare organizations, GPOs or other registered users that do not act as Suppliers.

2.      NOVATION OBLIGATIONS

        2.1 Agency Relationship. Neoforma hereby appoints Novation to act as Neoforma's agent to Sign-up Suppliers, and Novation accepts such appointment, for the principal purpose of facilitating e-commerce purchases by the patrons of VHA and UHC and by others.

        2.2 Novation Duties. In connection with Novation's appointment as agent under Section 2.1, Novation will perform the following obligations:




* Material has been omitted and filed separately with the Commission.

                2.2.1 As promptly as practicable after the Effective Date, Neoforma and Novation shall meet to discuss and mutually agree upon (i) the form of agreement to be used by Novation to Sign-up Suppliers on Neoforma's behalf and
                        (ii) certain reasonable negotiating parameters within which Novation may negotiate with Suppliers without seeking Neoforma's approval. The parties will use commercially reasonable efforts to agree on the form supplier agreement and the negotiating parameters within 90 days after the Effective Date. While within such parameters, Novation may negotiate with any Supplier and obtain any terms and conditions that in Novation's reasonable discretion are consistent with its obligations under this Agreement. Novation agrees that if it concludes any agreement upon terms or conditions outside of the agreed upon negotiating parameters, it will seek Neoforma's prior consent, which consent shall not be unreasonably withheld or delayed. Novation shall use its diligent efforts to obtain favorable terms from each Supplier with whom it negotiates on behalf of Neoforma. Neoforma agrees, however, that Novation shall have no obligation to obtain the best terms and conditions available from any Supplier.

                2.2.2 Neoforma and Novation shall meet no less frequently than on a quarterly basis (or at any time that either Neoforma or Novation reasonably requests such a meeting) to review the then current form of Supplier agreement and the negotiating parameters. At such meetings, Neoforma and Novation shall in good faith review whether the form of Supplier agreement and the negotiating parameters then in effect are market competitive and, if not, shall adjust either or both so that they are market competitive. For the avoidance of doubt, the parties agree that "market competitive" shall mean that (i) Suppliers are reasonably likely to sign such agreement (after negotiation) or (ii) the negotiating parameters are commercially reasonable.

                2.2.3 Novation will provide to Neoforma promptly after the Sign-up of each Supplier agreement that Novation enters into on Neoforma's behalf, all information concerning such agreement that is necessary for Neoforma to fulfill its obligations thereunder.

                2.2.4 Novation will manage the Supplier relationships in respect of each Supplier that Novation Signs-up on Neoforma's behalf, and will use diligent efforts to facilitate favorable commercial relationships between Neoforma and such Suppliers.

                2.2.5 As promptly as practicable after the Effective Date, Novation will identify certain key Novation employees responsible for performing Novation's agency services hereunder. Novation shall make available a number of employees as will be necessary to perform Novation's agency obligations hereunder. No such employees will be required to devote their full time to providing such services hereunder.



* Material has been omitted and filed separately with the Commission.

                2.2.6 Novation and Neoforma shall cooperate to increase the number of Suppliers on the Exchange. Novation and Neoforma will meet on at least a quarterly basis to agree upon targets regarding Supplier recruitment. Subject to Neoforma's obligations set forth in Sections
                        3.4 and 3.7, *, Novation as agent shall Sign-up Suppliers representing * of * as measured by * during *.

                2.2.7 Novation will reasonably cooperate with Neoforma to resolve performance problems with respect to any Supplier that it has Signed-up on Neoforma's behalf and who has become the subject of numerous User complaints. In the resolution of such issues, Novation will act solely as Neoforma's agent with respect to Suppliers, and Novation shall not be required to contact any Users.

                2.2.8 Subject to its obligations under Section 11.2, Novation will bring to Neoforma's attention, reasonably promptly after learning thereof, any fact that would reasonably be likely to materially adversely affect the Exchange, Neoforma or Users, including, without limitation, the institution of litigation against Novation or any Supplier.

                2.2.9 In connection with the negotiation of Supplier agreements, Novation will provide Suppliers with technical information and specifications provided by Neoforma to enable such Suppliers to effectively connect to and interface with the Exchange. Novation shall not independently negotiate or modify any aspects of Neoforma's technical specifications regarding the Exchange without Neoforma's prior written consent.

                2.2.10 In performing its duties under this Section 2, Novation shall not be required to initiate or carry on litigation.

        2.3 Certain Contracts. For the avoidance of doubt, the parties agree that the contracts constituting the Novation Contract Portfolio or the Retained Contracts, as now or hereafter constituted, shall remain obligations of Novation, UHC or VHA, as the case may be, and shall not be transferred to, or assumed by, Neoforma in connection with this Agreement.


3.      NEOFORMA OBLIGATIONS

        3.1 Service. Neoforma shall provide the Services described in the Functionality Specification. Neoforma and Novation anticipate that the Services will evolve and be modified or be enhanced over time to keep pace with technological advancements and improvements in e-commerce and shall include at least the functionality described in the Functionality Specifications. All modifications to the Functionality Specifications must be in writing and agreed to by the parties in writing.



* Material has been omitted and filed separately with the Commission.

        3.2 Service Levels. Neoforma shall provide such professional and technical personnel and other resources (including, without limitation, hardware, software, facilities, equipment and other assets) as shall be required to perform the Services in accordance with the Service Levels as set forth in the Service Level Specifications. All modifications to the Service Level Specifications must be in writing and agreed to by the parties in writing.

        3.3 Cooperation with Novation. Neoforma shall cooperate with Novation in the performance of Novation's agency obligations under Section 2.

        3.4 The First * Locations. No later than *, Neoforma shall have completed the integration of, and shall have made operational for remote order entry, * locations jointly identified by Neoforma and Novation. Of the * locations, (i) * shall be *,
                (ii) * shall be * and (iii) each of * of such * shall have * of products of *, based on each location's purchasing, renting and leasing * during the *.

        3.5 Quality Assurance Program. Neoforma will administer a quality assurance program, among other things, to monitor Supplier performance and order confirmation for Products ordered by Users.

        3.6 Notice of Materially Adverse Facts. Subject to its obligations under Section 11.2, Neoforma will bring to Novation's attention, reasonably promptly after learning thereof, any fact that would reasonably be likely to materially adversely affect the Exchange, the Novation Exchange, the HPPI Exchange or the Members, VHA, UHC or HPPI, including, without limitation, the institution of litigation against Neoforma or any Supplier.

        3.7 Case Studies. As promptly as practicable after the applicable data is available (but in no event later than January 1, 2001), Neoforma shall undertake to prepare two or more market-leader case studies documenting the economic value that the Exchange has for each of Suppliers and Members. Such case study will be available to Novation, VHA and UHC for the purpose of marketing the Exchange to other Suppliers and Members.


4.      THE EXCHANGE

        4.1 Maintenance of Exchange. Neoforma shall use its best efforts to maintain the Exchange as a leading provider of e-commerce services to the healthcare industry.

        4.2 Consultation. Neoforma, Novation, VHA and UHC will consult regularly (but no less frequently than on a quarterly basis) to discuss the strategic direction of the Exchange, including the features and functions that would provide additional value to patrons and others.

        4.3 Provision of Non-Contract Product Information. The Suppliers will be responsible for providing Neoforma with Materials to be located on the Exchange in respect of all Non-Contract Products. Novation will review such Materials



* Material has been omitted and filed separately with the Commission.

                relating to the Non-Contract Products, subject to Neoforma providing Novation a methodology for previewing such Materials.

        4.4 Provision of Contract Product Information. Novation shall be responsible for providing Neoforma with pricing for Contract Products and any unique facts and summary sheets relating to such Contract Products that are prepared by Novation. The Suppliers will be responsible for providing Neoforma with all other information regarding such Contract Products. Subject to Neoforma providing to Novation a methodology for allowing Novation to preview Materials relating to Contract Products, Novation will review such information and determine that such information is reasonably accurate, prior to being loaded on the Exchange (e.g., correct pricing, product numbers, description, etc.).

        4.5 Independent Users. Prior to the date on which Neoforma concludes an agreement with a GPO (other than HPPI) having its own Supplier contracts (an "INDEPENDENT GPO") who, as a condition to using the Exchange, contractually requires Neoforma to act in a neutral manner, Neoforma shall refer any User who requests access to a Customized Exchange (other than a Member entitled to use the Novation Exchange) to the HPPI Exchange. After the date on which an Independent GPO is on the Exchange, if a User (other than a Member entitled to use the Novation Exchange) approaches Neoforma requesting access to a Customized Exchange, Neoforma shall act in a neutral manner with regard to such User and shall not be required to recommend or otherwise refer such User to any specific part of the Exchange, including the HPPI Exchange or the Novation Exchange. Notwithstanding the preceding sentence, Neoforma will at all times feature the HPPI Exchange at least as prominently on the Exchange as any other Customized Exchange.

        4.6 Multiple Memberships. If a Member is also a member of any other GPO that has a Customized Exchange on the Exchange, that Member will have access to all of the Exchange, including the Novation Exchange or HPPI Exchange, as the case may be, and the applicable Customized Exchange. Members who are also Users of Customized Exchanges will have access rights to the Novation Exchange or the HPPI Exchange equal to those of Members that do not belong to Customized Exchanges. Notwithstanding the foregoing, Neoforma shall provide favorable view and framing in respect of the Novation Contract Portfolio to any Member accessing the Exchange.

        4.7 User Registration. Upon implementation of the Novation Exchange, Neoforma, with Novation's assistance, will develop a Tool to register Members on the Exchange. Neoforma will require Members to create and use passwords as a necessary condition to accessing the Novation Exchange. Neoforma shall be responsible for keeping the Novation Exchange registry and the HPPI Exchange registry current and for not allowing access to such Exchanges by unauthorized Users.



* Material has been omitted and filed separately with the Commission.

        4.8 Delivery and Order Fulfillment. Neoforma will notify Suppliers and provide Suppliers access to the Transaction Database for sales, rentals and leases of Products by such Suppliers, in a form and format mutually agreed upon by Neoforma and Suppliers and to the extent set forth in the Functionality Specifications.

        4.9 Removal of Products from the Exchange. With regard to Non-Contract Products, Neoforma shall remove Product listings from the Exchange promptly after determining that the appearance of such Products will, or is reasonably likely to, result in liability to Neoforma, Novation, HPPI, VHA, UHC or any Users. Upon such removal, Neoforma will promptly notify Novation of such action and the reasons therefore. With regard to Contract Products, Neoforma shall notify Novation promptly after becoming aware of any problems with a Contract Product or that any such Contract Product will, or is reasonably likely to, result in liability to Neoforma, Novation, HPPI, VHA, UHC or any Users. In addition and at the same time, Neoforma shall provide to Novation all information of which it is aware regarding the problems with such Contract Product. Neoforma will obtain Novation's prior written consent, prior to taking any action to remove such Contract Product listing from the Exchange.

        4.10 Customized Exchanges. In accordance with the Functionality Specifications, Neoforma may create Customized Exchanges and other customized sites for the use and benefit of Users on the Exchange. Neoforma will not intentionally create Customized Exchanges for the purpose of evading fees owed to Novation under
                Section 8 of this Agreement.

        4.11 Links. The parties will establish and maintain hypertext links from the Novation web site, HPPI web site, VHA web site and UHC web site to the Exchange. Each of Novation, HPPI and Neoforma will use reasonable efforts to ensure that the respective links that each party maintains linking Novation, HPPI and Members to the Exchange function correctly.

        4.12 Reasonable Assistance. Each party will provide the other parties with on-going reasonable assistance with regard to technical, administrative and service-oriented issues relating to the Exchange.


5.      NOVATION EXCHANGE AND HPPI EXCHANGE

        5.1 Development. As promptly as practicable after the Effective Date, the parties shall agree on the "look and feel" and organization of the Novation Exchange and the HPPI Exchange. In addition, they will jointly develop and agree upon an implementation plan and schedule for development of the Novation Exchange and the HPPI Exchange; provided, however, that, notwithstanding anything herein to the contrary, the Novation Exchange and the HPPI Exchange will have at least the minimum functionality in the applicable time periods all as described in the Functionality Specifications.



* Material has been omitted and filed separately with the Commission.

        5.2 Hosting. Neoforma will create, host and implement the Novation Exchange and the HPPI Exchange according to the agreed plan and display the Novation Contract Portfolio in a manner similar to the way in which products currently appear on the Exchange.

        5.3 Delivery and Order Fulfillment. Neoforma will notify the Suppliers of purchases, rentals and leases made by Members in a form and format according to the terms of Neoforma's agreements with Suppliers.

        5.4 Display of Material. In order to facilitate efficient presentation of Product information, Neoforma will categorize, organize and display all Products on the Novation Exchange and the HPPI Exchange in a manner consistent with that in which it organizes similar information on the Exchange.

        5.5 Reports. Subject to obtaining the consent of the Members in accordance with Section 10, Neoforma will provide Novation, VHA, UHC and HPPI with real-time, on-line reports of Members usage statistics and reports on other reasonable matters. Such reports shall be made available in the form of Excel(TM) files transferred via electronic transmission to Novation, VHA, UHC or HPPI, or in such other format as the parties agree. The parties will mutually agree as to the scope, format and substance of the standardized reporting system that Neoforma will develop (at no extra charge) and that will be available to Novation, VHA, UHC and HPPI via the Internet.

        5.6 Retained Contracts. Either VHA or UHC may at any time elect to put their respective Retained Contracts on the Novation Exchange. If the posting on the Novation Exchange is merely informational and Members are not able to purchase, rent or lease Products covered by such Retained Contracts through the Exchange, no fees shall be paid for such posting. If during the Term, Novation Signs-up the Suppliers under such Retained Contracts, Neoforma and Novation will negotiate in good faith to allocate the transaction fees paid by such Supplier.

        5.7     Marketing.

                5.7.1 Novation, VHA, UHC and HPPI will use commercially reasonable efforts to drive traffic to the Novation Exchange and the HPPI Exchange, including, without limitation, making appropriate introductions for Neoforma, allowing Neoforma preferred space and visibility at Member forums, and presenting satellite broadcasts or web casting targeted at the Members. Novation, VHA and UHC will work with Neoforma to develop new initiatives targeted toward increasing Members' participation on the Exchange, including the Novation Exchange and the HPPI Exchange.

                5.7.2 Within 45 days after the Effective Date, Novation and Neoforma will complete an execution plan for targeting patrons and others, a general marketing agreement specifying what each of the parties thereto will do with regard to marketing the Exchange to patrons and others, and a plan



* Material has been omitted and filed separately with the Commission.

                        for recruitment and for Novation's Sign-up of Suppliers to the Exchange as well as to the Novation Exchange and the HPPI Exchange.

                5.7.3 Within 30 days after the Effective Date, VHA, UHC and HPPI will send an announcement of this Agreement to all Members directed at least to the chief executive officers and purchasing managers of the Members. Within 30 days after the Effective Date, Novation will send announcements of this Agreement to Suppliers of Products to the healthcare industry with which Novation has a relationship directed in each case to at least to (i) the Supplier's chief executive officer and (ii) Novation's account representative at such Supplier.

        5.8     Neoforma Auction.

                5.8.1 On the Effective Date, the Exchange will include Neoforma Auction.

                5.8.2 Novation, VHA, UHC and HPPI will promote the use of Neoforma's asset management and recovery services and related activities of Neoforma Auction to patrons and others. Such promotion shall include specific mention of Neoforma Auction in communications to Members and in other promotion, and such other forms of promotion as Novation, VHA and UHC deem is appropriate.

                5.8.3 Any Member wishing to utilize the Neoforma Auction and Neoforma's asset management and recovery services shall enter into an Asset Recovery Services Agreement with Neoforma.

        5.9     Neoforma Plan.

                5.9.1 On the Effective Date, the Exchange will include Neoforma Plan.

                5.9.2 Novation, VHA, UHC and HPPI will promote use of the services included in Neoforma Plan to patrons and others in connection with their capital equipment programs. Such promotion shall include, without limitation, specific mention of Neoforma Plan in communications to Members and in other promotions.

                5.9.3 Novation will inform Suppliers that they have the option to sponsor specific "Centers of Excellence" within Neoforma Plan. Any Supplier wishing to participate in Neoforma Plan shall enter into a Plan Sponsorship Agreement with Neoforma.


6.      EXCLUSIVITY AND RIGHT OF FIRST OFFER

        6.1     Novation, VHA, UHC and HPPI Exclusivity. Except as provided in
                Section 6.3, each of Novation, HPPI, VHA and UHC agrees that it will not directly or indirectly develop, promote, contract for the development of, assist others to



* Material has been omitted and filed separately with the Commission.

                develop, or enter into any agreement with any other person to provide to any of them, or promote to their Members, any Internet-based exchange related to Supply Chain Management Services by acute or non-acute healthcare providers anywhere in the world other than the Exchange.

        6.2     Neoforma Exclusivity.

                6.2.1 Except as otherwise provided in Section 6.3, neither Neoforma nor its Affiliates will develop, promote, contract for the development of, assist others to develop, or enter into any agreement with any other person to provide, any Internet-based system related to the acquisition or disposal of equipment, products, supplies, services, information and other content by acute or non-acute healthcare providers anywhere in the world other than the Exchange.

                6.2.2 Except as provided in Section 6.3, Novation will be Neoforma's and Neoforma's Affiliates' exclusive agent to Sign-up Suppliers. Neoforma will not, and will cause any Affiliate of Neoforma not to, (i) Sign-up any Supplier directly or (ii) contract with, or pay any financial incentives to, any person to act as a contracting agent of Neoforma or Neoforma's Affiliates to Sign-up any Supplier on Neoforma's or Neoforma's Affiliates' behalf; provided, however, that nothing herein shall be construed to impose upon Neoforma any obligation to seek to terminate agreements with Suppliers previously entered into by Neoforma and existing as of the Effective Date.

                6.2.3 Notwithstanding the provisions of Subsection 6.2.2, Neoforma may Sign-up any Supplier, if:

                        (i) Neoforma refers a Supplier to Novation for contracting, and notwithstanding such referral, the Supplier specifically requests to Sign-up with Neoforma or Novation informs Neoforma that Novation will not Sign-up that Supplier; or

                        (ii) a Supplier is under contract to an Independent GPO and the Independent GPO, as a condition to using the Exchange, contractually requires Neoforma to Sign-up its Suppliers directly.

        6.3     Right of First Offer for Novation and Neoforma.

                6.3.1 If either Novation or Neoforma elects to commence an Internet-venture in any country other than the United States or in any market that is not then served by the Exchange (whether in the United States or otherwise), such party (the "OFFEROR") shall offer to the other (the "OFFEREE") the opportunity to participate in such venture in a manner commensurate with the Offeree's role under this Agreement (including the right of Novation to create other contract portfolios similar to the Novation Contract Portfolio or to recruit suppliers for such venture). The Offeror shall provide full information to the Offeree regarding the venture, and shall make its senior executives available to meet with the Offeree to discuss the venture. The Offeror shall also notify the Offeree of such venture a reasonable time prior to commencement of the venture (but in no event less than 60 days prior to the date on which the Offeree must decide to participate). If after consideration the Offeree declines to participate in such venture, then, notwithstanding Section 6.1 or 6.2, as the case may be, the Offeror may proceed with such venture, but solely in that market or country, and on no less favorable terms and conditions in the aggregate as had been offered to the Offeree. In addition, the Offeree shall be released from its obligations under
                        Section 6.1 or 6.2, as the case may be, but solely in respect of the market or country that was the subject of such Offer. If the Offeror subsequently does not consummate the venture, and the Offeror wishes to commence another venture in the same market or country, the Offeror must once again offer such opportunity to the Offeree. The Offeror shall have no obligation to share any fees earned in a venture in which the Offeree has not elected to participate.

                6.3.2 Within 30 days after the Effective Date and on a quarterly basis thereafter, business development representatives of Neoforma and Novation shall meet to review existing opportunities in foreign markets and countries and to review existing opportunities in markets not then served by the Exchange. Such representatives shall prepare a joint plan to identify and exploit such other opportunities in foreign markets and in other healthcare markets. Any right of an Offeror to proceed with a venture under Subsection 6.3.1 without the Offeree shall be conditioned on such Offeror's compliance with this Subsection 6.3.2.

        6.4     First Offer for Non-Exclusive Services.

                6.4.1 The term "NON-EXCLUSIVE SERVICE(S)" means Internet-related services that are outside the scope of
                        Section 6.1. UHC shall give favorable consideration to Neoforma as a third-party provider to UHC of Non-Exclusive Services as follows: if (i) UHC elects to provide for itself or for the benefit of all or substantially all of UHC's Members any new Non-Exclusive Service or (ii) UHC intends to replace any agreement for the provision of a Non-Exclusive Service then being provided to UHC by a third party, then UHC shall first offer to Neoforma the opportunity to provide such Non-Exclusive Service (the "OPPORTUNITY"). Promptly upon becoming aware of an Opportunity, UHC shall send notice of the Opportunity in electronic or paper writing to the Chief Executive Officer of Neoforma, or his or her designate. Promptly after receiving such notification, but in no less than 15 days, Neoforma shall meet with UHC to discuss the Opportunity and Neoforma's proposed role therein. Neoforma and UHC shall continue to meet and discuss the Opportunity for the 30-day period commencing upon UHC's notification to Neoforma. Neither UHC nor Neoforma will have any obligation to meet and to discuss the Opportunity (i) if Neoforma does not meet with UHC within the time required, or (ii) after the expiration of the 30-day discussion period. The communication by UHC to Neoforma of any Opportunity, including the ideas, concepts or other intellectual property contained therein, will be Confidential Information subject to Section 11.



* Material has been omitted and filed separately with the Commission.

                6.4.2 For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, in no event, will UHC be required to obtain any Non-Exclusive Service from Neoforma.


7.      LICENSES AND OWNERSHIP

        7.1 Ownership of Marks. Each party will own and retain all right, title and interest in and to its intellectual property, including its trademarks, trade names, service marks and logos ("MARKS") worldwide, as specified in Exhibit A.

        7.2 Novation Marks. Subject to the terms of this Agreement, Novation grants to Neoforma, VHA, UHC and HPPI a worldwide, nontransferable, royalty-free license to use, transmit and display Novation's Marks in connection with the Exchange during the Term of this Agreement, provided that such use is in accordance with Novation's then-current trademark usage guidelines. A copy of Novation's current trademark usage guidelines is attached as Exhibit B. Upon any change in such guidelines, Novation will promptly provide to Neoforma a copy of such revised usage guidelines. Neoforma will not modify the Novation Marks or combine any of the Novation Marks with any other mark or term. Subject to the provisions of Section 9.8, upon termination or expiration of this Agreement, Neoforma will cease all use of the Novation Marks.

        7.3 Neoforma Marks. Subject to the terms of this Agreement, Neoforma grants to Novation, VHA, UHC and HPPI a worldwide, nontransferable, royalty-free license to use, transmit and display Neoforma's Marks during the Term only in promotional materials used to encourage participation on the Exchange, provided that such use is in accordance with Neoforma's then-current trademark usage guidelines. A copy of Neoforma's current trademark usage guidelines is attached as Exhibit C. Upon any change in such guidelines, Neoforma will promptly provide to Novation a copy of such revised usage guidelines. Except as authorized under this Agreement, Novation will not modify any of the Neoforma Marks or combine the Neoforma Marks with any other mark or term. Subject to the provisions of
                Section 9.8, upon the termination or expiration of this Agreement, Novation will cease all use of the Neoforma Marks.

        7.4 VHA, UHC and HPPI Marks. Subject to the terms of this Agreement, each of VHA, UHC and HPPI grants to Novation and Neoforma a worldwide, nontransferable, royalty-free license to use, transmit and display its Marks solely to promote the Exchange to the Members during the Term, provided that such use is in accordance with the then-current trademark usage guidelines of VHA, UHC and HPPI, as the case may be. A copy of each of VHA's, UHC's and HPPI's current trademark usage guidelines are attached as Exhibit D. Except as authorized under this Agreement, Neoforma and Novation will not modify any of the Marks of VHA, UHC and HPPI or combine any of them with any other mark or term. Subject to the provisions of Section 9.8, upon the termination or



* Material has been omitted and filed separately with the Commission.

                expiration of this Agreement, Neoforma and Novation will cease all use of VHA's, UHC's and HPPI's Marks.

        7.5 Ownership of Neoforma Materials and Novation Materials. Neoforma and Novation will own and retain all worldwide right, title and interest in and to the Neoforma Materials and Novation Materials, respectively. Neither Neoforma nor Novation will alter or delete any copyright or other proprietary notice that may appear in the other party's Materials without prior written consent of such party.

        7.6 Neoforma Materials. Neoforma grants to Novation a worldwide, nontransferable, royalty-free license to use the Neoforma Materials only in promotional materials used to encourage participation on the Exchange.

        7.7 Novation Materials. Novation grants to Neoforma a worldwide, nontransferable, royalty-free license to use the Novation Materials on the Exchange during the Term solely to enable Neoforma to provide the Services contemplated under this Agreement.

        7.8 Development of Tools. From time to time during the Term, Novation may request Neoforma to design Tools for Members or Suppliers in addition to the Tools, functions and APIs contained in the Functionality Specifications. Within a reasonable time after such request, appropriate personnel from Novation and Neoforma will meet to discuss and draft technical specifications for the desired customized Tools, functions and APIs.

                7.8.1 If the Tool, function or API requested by Novation will be used by all Users of the Exchange, Neoforma will develop such Tool, function or API promptly and at its own expense. Neoforma will own and retain all right, title and interest to all the intellectual property, including the source code, object code and other Confidential Information, in and to the Neoforma developed Tools, functions and APIs.

                7.8.2 If Neoforma does not otherwise agree to develop such Tool, function or API for use by all Users of the Exchange, Novation may, in its sole discretion, agree to pay for the development of such Tool, function or API. If Novation agrees to pay Neoforma for the development of such Tool, function or API, Neoforma will promptly endeavor to develop such requested Tool, function or API, and Novation will own all right, title and interest to all the intellectual property, including all source code, object code and other Confidential Information, in and to such Tools, functions and APIs. Any fees charged to Novation for development of any Tool, function or API shall be provided by Neoforma at the most favorable fee Neoforma charges to any other person for such development or integration services.

                7.8.3 Nothing in this Section 7.8 shall limit Neoforma's obligation to provide the Services set forth in the Functionality Specifications.



* Material has been omitted and filed separately with the Commission.

        7.9 Access License. Neoforma grants to Novation a non-exclusive, worldwide, non-assignable license to members of Novation and HPPI in order to access the Exchange. Novation and HPPI grant to Neoforma a non-exclusive, worldwide, non-assignable license to access the Novation and HPPI web sites and computer systems solely to enable Neoforma to provide the services contemplated under this Agreement.


8.      FEES AND TAXES

        8.1     Contract Product Transaction Fees.

                8.1.1 Neoforma shall collect all Transaction Fees paid by Suppliers pursuant to this Agreement with respect to sales, rentals and leases of Contract Products to Members on the Exchange (the "CONTRACT TRANSACTION FEE(S)"). On the *, the * to be used in * is *. The Contract Transaction Fee shall be adjusted from time to time in accordance with Section 8.4.

                8.1.2 Until the * of the Effective Date, and subject to Novation's election in Subsection 8.1.4, Novation * to Neoforma a Contract Transaction Fee of * of the Adjusted Gross Transaction Value in such period. If the Contract Transaction Fee payable by Suppliers during such period is * of the Adjusted Gross Transaction Value at any time, Novation shall pay to Neoforma the *; provided, however, that the * Novation in this Subsection 8.1.2 is solely in respect of the applicable * and not a *. After the * of the Effective Date, no Contract Transaction Fee
                        * by Novation shall be applicable, and Neoforma shall collect from Suppliers any Contract Transaction Fee then in effect.

                8.1.3 Subject to Subsection 8.3.2, Neoforma shall pay to Novation * of any Contract Transaction Fees * of the *.

                8.1.4   Novation may, *, elect to pay to Neoforma * of the * for
                        *.

                8.1.5 If during the Term, Neoforma enters into any agreement with a * pursuant to which Neoforma will receive a fee for Products sold, rented and leased on the Exchange, and such fee to be paid to Neoforma is * to Neoforma * or Novation to Neoforma * by Novation to Neoforma * then such fee to be paid to Neoforma * or *, as the case may be, *.

        8.2     Non-Contract Product Transaction Fees.

                8.2.1 Neoforma shall collect all fees paid by Suppliers pursuant to this Agreement with respect to sales, rentals and leases of Non-Contract Products on the Exchange (the "NON-CONTRACT TRANSACTION FEES"). On



* Material has been omitted and filed separately with the Commission.

                              *           , the    *     of         *
                             *           to be used in          *          is *.
                        The Non-Contract Transaction Fees will be adjusted from time to time in accordance with Section 8.4.

                8.2.2 Subject to Subsection 8.3.2, Novation and Neoforma shall share Non-Contract Transaction
                        Fees as follows:

                        (i) Non-Contract Transaction Fees received by Neoforma from Suppliers for Non-Contract Products purchased, rented and leased by *.

                        (ii) Non-Contract Transaction Fees received by Neoforma from Suppliers for Non-Contract Products purchased, rented and leased by *.

                        (iii) Neoforma will not share with Novation any fees earned on purchases, rentals and leases through the Exchange by *.

        8.3     Target Transaction Fees.

                8.3.1 The parties have determined target minimum aggregate Transaction Fees to be earned by Neoforma (the "TARGET TRANSACTION FEE(S)"). The Target Transaction Fees are as follows:

                        *

                8.3.2   In any          * in which there is a Target Transaction
                        Fee, Neoforma shall not share any Non-Contract Transaction Fees with Novation pursuant to Section 8.2 and will not * Novation any Contract Transaction Fees pursuant to Section 8.1, until Neoforma has received aggregate Transaction Fees (which shall include the Contract Transaction Fees * Neoforma and the Non-Contract Transaction Fees * Novation) in an amount
                        equal to the Target Transaction Fees for such    *
                        *.

                8.3.3   If in any    *     , the Transaction Fees (which shall
                        include the Contract Transaction Fees * Neoforma and the Non-Contract Transaction Fees * Novation) are lower than the Target Transaction Fees for such *, the amount of such deficiency (the "DEFICIENCY AMOUNT") shall be added to the Target Transaction Fees for the following *. For each successive * until the * ending *(the "TERMINAL DATE"), any Deficiency Amount existing at the end of
                        such   *       shall be added to the Target Transaction
                        Fees for the following *. *.

        8.4 Adjustment of Transaction Fees. Within 30 days after the Effective Date and on a monthly basis prior to the * of the Effective Date, Neoforma and Novation shall meet to review the target Contract Transaction Fees and Non-Contract Transaction Fees then in effect. Thereafter, Neoforma and Novation shall meet no less frequently than on a quarterly basis (or at any time that either Neoforma or Novation reasonably requests such a meeting) to review such fees. At such



* Material has been omitted and filed separately with the Commission.

                meetings, Neoforma and Novation shall in good faith review whether the Contract Transaction Fees and Non-Contract Transaction Fees then in effect are market competitive and, if not, shall adjust either or both of such Contract Transaction Fees and Non-Contract Transaction Fees so that they are market competitive. For the avoidance of doubt, the parties agree that "market competitive" shall mean that (i) Suppliers are reasonably likely to agree to pay such fees at such time or (ii) such fees are competitive with similar transaction fees paid by suppliers in similar e-commerce or related industries. Until Neoforma and Novation have agreed upon a change to the Contract Transaction Fee or the Non-Contract Transaction Fees, as the case may be, the then-existing fees shall remain in effect.


        8.5 Reporting and Payment of Transaction Fees. Within 15 days after the end of each month, Neoforma will provide Novation with a written report consisting of (i) aggregate Adjusted Gross Transaction Values for all purchases, rentals and leases of Contract Products and Non-Contract Products, (ii) the calculation of any Contract Transaction Fees or Non-Contract Transaction Fees owing to Novation and (iii) the calculation of any other fees to be paid by Neoforma hereunder. Subject to Subsection 8.3.2, Neoforma shall pay all such Transaction Fees and other fees within 45 days after receipt of its report. If Novation has * to pay *, Novation will pay such Contract Transaction Fees within 45 days after receipt of Neoforma's report. Any report submitted by Neoforma to Novation shall include the information set forth in Exhibit E and such other information as Novation may reasonably request.


        8.6 No Fees Prior to Mergers. Notwithstanding anything to the contrary in this Agreement, neither Novation nor Neoforma shall be obligated to pay any Transaction Fees to the other under this
                Section 8 or otherwise until and unless the Mergers are consummated. Any Transaction Fees owing to Neoforma or to Novation, as the case may be, under this Section 8 that are not paid as a result of this paragraph shall accrue without interest and shall be paid by Neoforma or Novation, as the case may be, within 30 days after the consummation of the Mergers. Any fees not paid within the time period specified in the preceding sentence shall be subject to interest in accordance with Section 20.11.


        8.7 Taxes. Neoforma and Novation shall cooperate to minimize any local, state, national and foreign taxes (including, without limitation, sales, use and VAT taxes which may apply), licenses, export/import fees and any other fees or similar obligations relating to any sale, rental or lease of a Contract Product through the Exchange. If in the future any such taxes or similar obligations are required to be paid by Neoforma or Novation in respect of Contract Products, such fees shall be shared by Neoforma and Novation proportionately based on revenues each derives from the Exchange. In no event shall Novation be required to share any taxes under this Section 8.7 for Products other than Products for which Novation receives Transaction Fees.



* Material has been omitted and filed separately with the Commission.

        8.8     New Markets. If Neoforma and Novation agree pursuant to Section
                6.3 to enter any other healthcare market (other than the United States acute care market) that is not then served by the Exchange or that is in countries outside of the United States, Neoforma and Novation shall negotiate in good faith to set the Transaction Fees to be paid in respect of such products to be purchased, rented and leased on such Exchange.


        8.9 Product Returns. Neoforma and Novation will cooperate in good faith to make any adjustments to the fees to be paid hereunder to reflect Products that have been returned by Users.


        8.10 Neoforma * and Neoforma *. Both Neoforma and Novation may Sign-up Suppliers for Neoforma * and Neoforma *. Neoforma shall pay to Novation * from Suppliers that have contracted to use Neoforma * through Novation. Neoforma shall pay to Novation * from Suppliers that have contracted to use Neoforma * through Novation. In addition, Neoforma shall pay to Novation * from any Member usage of Neoforma *.


        8.11 Other Expenses. Neither Neoforma nor Novation shall be required to pay to the other party any amounts for the performance of their respective obligations hereunder other than those expressly set forth in this Agreement.


        8.12 VHA/UHC Allocation. VHA and UHC agree as between themselves to account for Contract and Non-Contract Transaction Fees and for fees related to Neoforma Plan and Neoforma Auction as follows:


                (i) if the fee relates to business done with or for a VHA patron or other VHA Member or UHC patron or other UHC Member, to allocate the fee to VHA or UHC respectively;


                (ii) if the fee relates to business done with or for customers of HPPI, to allocate the fee to VHA and UHC according to their ownership interests in HPPI; and


                (iii) if the fee relates to business done with or for other persons, to allocate the fee *% to VHA and *% to UHC.


                In the event that during * of this Agreement fees otherwise earned by Novation are not paid by Neoforma by reason of Section
                8.3.2 of the Agreement, VHA and UHC agree to make an adjusting payment as between themselves to the extent that fees earned attributable to one are used to offset any deficiencies in meeting Target Transaction Fees attributable to the other. In making this determination, (i) Target Transaction Fees shall be allocated between VHA and UHC *% and *% respectively and (ii) actual Transaction Fees paid to Neoforma (A) shall be credited to VHA or UHC as the case may be in the case of fees attributable to VHA patrons and other VHA Members or UHC patrons and other UHC Members, (B) shall be credited to VHA and UHC according to their ownership in HPPI in the case of fees related to business done with customers of HPPI or (C)

* Material has been omitted and filed separately with the Commission.

                shall be credited *% to VHA and *% to UHC if the fee relates to business done with or for other persons. The allocations and credits agreed to in this Section 8.12 may be modified at any time upon mutual written agreement of VHA and UHC.


9.      TERM AND TERMINATION

        9.1 Initial Term. This Agreement commences on the Effective Date and will remain in effect for an initial term of 10 years (the "INITIAL TERM"), unless terminated earlier in accordance with the terms of this Agreement.


        9.2 Renewal and Extension of Term. This Agreement will automatically renew for successive one-year terms after the completion of the Initial Term (each a "RENEWAL TERM") unless Neoforma or Novation provides written notice of its intention to terminate this Agreement to the other at least 90 days prior to the end of the Initial Term or any then-current Renewal Term. The Initial Term and any and all renewals or extensions thereof and any Termination Assistance Period are referred to herein as the "TERM".


        9.3 Termination for Cause. Each of Neoforma and Novation, after complying with Section 18.2 hereunder, will have the right to terminate this Agreement if the other party materially breaches
                (i) its service obligations under this Agreement or (ii) its exclusivity obligations under Section 6 of this Agreement, unless the breaching party (x) cures such breach within 30 days after receiving written notice or (y) if such breach is not curable within 30 days, makes substantial progress in curing such breach within 30 days and cures such breach within 90 days. Any repeated or sustained failure of Neoforma to meet its Service Level obligations hereunder shall constitute a material breach of Neoforma's service obligations under Subsection (i) hereunder.


        9.4 Termination for Insolvency Events. If either Neoforma or Novation is unable to obtain credit from any creditors, becomes insolvent, makes an assignment for the benefit of its creditors, or becomes the subject of a proceeding under Title 11 of the United States Code, as amended, or becomes the subject of similar state court proceedings, then in any such case, the other party, or in the case of Neoforma, VHA, UHC or HPPI, may, without prejudice to any other rights, immediately terminate this Agreement or, if such termination is subject to any statutory provision or judicial order staying such action, seek leave to modify such stay so as to terminate this Agreement. Each of Neoforma and Novation acknowledges and agrees that its insolvency, the making of an assignment for the benefit of its creditors, or its becoming the subject of a proceeding under Title 11 of the United States Code, is "cause" for the termination of any statutory or judicial stay of the rights of the other party hereunder to terminate this Agreement. Each of Neoforma and Novation acknowledges and agrees that, in such event, it could not provide "adequate protection" to the other party, or in the case of Neoforma, to VHA, UHC or HPPI, that the continued imposition of a stay would likely cause irreparable harm to the other party, and the continued imposition of a stay would


* Material has been omitted and filed separately with the Commission.

                adversely affect the health, safety and welfare of communities served by the parties hereto.

        9.5 Termination of Merger Agreements. If any or all of the Merger Agreements or the Purchase Agreements terminate in accordance with their respective terms, Novation may terminate this Agreement within 30 days after such termination. Upon a termination under this Section 9.5, Novation shall not be responsible for any fee or payment to Neoforma under Section 8 hereunder or otherwise. Notwithstanding the foregoing, the right of termination in this Section 9.5 will expire upon the issuance of any securities of Neoforma under, and in accordance with the terms of, the Purchase Agreements.


        9.6 Termination Upon Neoforma Change of Control. Prior to the effective date of the Mergers, Novation may terminate this Agreement upon any Neoforma Change of Control.


        9.7 Return of Materials. Subject to Section 9.8, upon termination or expiration of this Agreement for any reason, each of Neoforma and Novation shall promptly return to the other party, and shall not take, use or disclose, all Products of any nature that belong to the other party and all records (in any form, format or medium) containing or relating to Neoforma Materials or Novation Materials or the Confidential Information of the other party.


        9.8 Survival. The provisions of Sections 7.1, 7.5, 8.5, 8.6, 9.7, 9.8, 9.9, 10, 11, 15, 16, 17, 18, 19 and 20 will survive termination or expiration of this Agreement for any reason.


        9.9     Termination Assistance Services.


                9.9.1 General. Upon any termination or expiration of this Agreement, Neoforma shall provide termination assistance and shall comply with Novation's reasonable directions to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transition and migration of all Services then being performed by Neoforma from Neoforma to Novation (or a third-party provider undertaking, on behalf of Novation, to provide the Services) (the "TERMINATION ASSISTANCE SERVICES"), all in accordance with this Section 9. Novation shall cooperate in good faith with Neoforma in connection with Neoforma's obligations under this
                        Section 9.

                9.9.2 Termination Assistance Period. Neoforma shall commence providing Termination Assistance Services (i) with respect to the scheduled expiration of this Agreement, 90 days prior to such scheduled expiration or such earlier date as Novation may reasonably request and (ii) with respect to any termination of this Agreement, upon the delivery of the notice of termination. Neoforma shall continue providing Termination Assistance Services through the effective date of the expiration or termination of this Agreement and for a period of not less than * thereafter (the "TERMINATION ASSISTANCE PERIOD"). Upon at least 30 days prior written notice to Neoforma, Novation may extend, from time to time, the Termination Assistance Period for an additional *. During any Termination Assistance Period, Neoforma shall provide, at Novation's request, and, as part of the Termination Assistance Services, any or all of the Services being provided by Neoforma prior to the date of the expiration or termination of this Agreement.

                9.9.3 Termination Plan. Neoforma and Novation shall cooperate in good faith to develop a termination plan setting forth the respective tasks to be accomplished by each party in connection with the termination and a schedule pursuant to which such tasks are to be completed in accordance with the Termination Assistance Services (collectively, the "TERMINATION PLAN").

                9.9.4 Certain Licenses. In the event that Novation terminates this Agreement pursuant to Section 9.3, Neoforma shall provide the following:

                        (i) a * license to all third-party software that is required to provide the Services, to the extent Neoforma is entitled to sublicense such software, and to the extent Neoforma is not entitled to sublicense such software, Neoforma shall provide a list of all third-party software licenses that are required to provide the Services and shall assist Novation in licensing a substantially similar software at a commercially reasonable price; and

                        (ii) a * license to all Neoforma-owned software required to provide the Services solely for Novation's internal use. In addition, Neoforma shall provide to Novation consulting services, at no charge to Novation, as may be reasonably required in order to recreate the Exchange environment for Novation.

                9.9.5 Equitable Remedies. Neoforma acknowledges that, if it breaches (or attempts or threatens to breach) its obligation to provide Novation Termination Assistance Services in accordance with Section 9.9, Novation will be irreparably harmed. In such circumstance, and notwithstanding the provisions of Section 18, Novation may proceed directly to court. If a court of competent jurisdiction should find that Neoforma has breached (or attempted or threatened to breach) any such obligations, Neoforma agrees that even without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order compelling performance by Neoforma restraining it from further breaches (or attempted or threatened breaches).



* Material has been omitted and filed separately with the Commission.

10.     USER DATA

        10.1 Registration. Users who are representatives of Members will be required to register as a representative of a Member prior to using the Exchange. To effect such registration, Neoforma will require that each Member or other User complete a registration form in form and substance reasonably acceptable to Novation, which form shall request, among other things, submission of contact information regarding the User, including, without limitation, the User's name, name of the Member organization, mailing address, and email address. Neoforma will verify such information against the on-line data base information made available by Novation and ensure that such registration is authorized in accordance with registration and password issuance and protection procedures acceptable to Neoforma and in accordance with the Functionality Specifications. Neoforma will store data collected during registration as part of the Information in the Transaction Database.

        10.2 Transaction Database. Neoforma will create and maintain the Transaction Database relating to all activity occurring on the Exchange in accordance with the Functionality Specifications. Novation and Neoforma shall only use Information in accordance with the provisions of this Section 10. Neoforma shall at all times make all Information available to Novation in any manner that it is, or can reasonably be, made available.

        10.3 Member Data. Members shall own their respective Member Data. Novation will use commercially reasonable efforts to acquire a nonexclusive, non-transferable license from Members (or sublicense from VHA, UHC or HPPI) to permit:

                (i) Novation to access and use such Member Data for, among other things, (A) legal compliance purposes, (B) to track the performance of Suppliers, (C) to be able to track payments to VHA, UHC and HPPI and cooperative payments to the Members, (D) to consult with each of the Members and (E) to promote utilization and standardization among Members; and

                (ii) Neoforma to use such Member Data provided that such use is (A) solely related to the performance of Neoforma's obligations pursuant to this Agreement and (B) in accordance with the confidentiality provisions of
                        Section 11.

        10.4. Aggregated Member Data. Subject to the receipt of a license or sublicense for use of the Member Data, Novation shall own the Aggregated Member Data.

        10.5 Transaction Database. Subject to the ownership rights of the Members in Member Data and of Novation in Aggregated Member Data, Neoforma shall own the derivative works created by using the Member Data and the Aggregated Member Data, provided that no such information may be used by Neoforma other than subject to the following conditions:



* Material has been omitted and filed separately with the Commission.

                (i) in accordance with the license or sublicense to be obtained from Members in accordance with the provisions of Subsection 10.3.2; or

                (ii) Member-related Information is (a) combined with non-Member related User Information that * and (b) the Information is provided in such a manner that the identity of the Member, Member Data and Aggregated Member Data can not be discerned or identified by using such Information in connection with any other information.

        10.6    License Grant of Information to Novation.

                10.6.1 Subject to the terms and conditions of this Agreement, Neoforma hereby grants to Novation a nonexclusive, non-transferable license during the Term to access and use the Information; provided, however, that such use is
                        (i) solely for Novation's internal use and for the sublicensing of the use of such data to VHA, UHC and HPPI for their use in serving the needs of their Members (provided that a party may not license, sell or otherwise make available the Information), (ii) complies with the privacy policy in existence on the Exchange at the time of such use and (iii) Novation, VHA, UHC and HPPI each treat such Information as Confidential Information subject to Section 11 of this Agreement.

                10.6.2 Subject to the terms and conditions of this Agreement, Neoforma hereby grants to Novation a nonexclusive, non-transferable license, as agent, to sublicense the Information described in Section 10.5 to Suppliers.

                10.6.3 With respect to the Information sublicensed by Novation under this Subsection 10.6.2, Novation will keep * of the gross license fees and the remaining * of such license fees shall be paid to Neoforma.

        10.7    No Other Licenses or Use. Except as expressly set forth in this
                Section 10, none of the Members, Novation or Neoforma grants any license, express or implied, in the Member Data, Aggregated Member Data or Information. The failure to abide by the terms and conditions of this Section 10 shall constitute a material default of this Agreement.

        10.8 Other Data. Neoforma and Novation acknowledge that all other data that a party gathers or develops independent of this Agreement shall not be covered by this Agreement, provided that Neoforma shall not solicit any information from a Member without fully disclosing to the Member all intended uses for which such information is being collected and will be used.

        10.9 Neoforma Information. Notwithstanding anything herein to the contrary, Neoforma may use the Neoforma Information in any manner that it chooses, provided that such information does not include Member Data or Aggregated Member Data.



* Material has been omitted and filed separately with the Commission.

11.     SAFEGUARDING OF DATA; CONFIDENTIALITY

        11.1    Novation Data.

                11.1.1 Generally. As between Neoforma and its Affiliates, on the one hand, and Novation and its Affiliates, on the other hand, information relating to Novation, VHA or UHC or their respective Affiliates, Members or customers, whether or not marked "confidential" and whether disclosed in tangible or in intangible (e.g., oral or visual) form, including, without limitation, (i) information regarding the operations, affairs and business of Novation, VHA or UHC, or their respective Affiliates, Members or customers, (ii) Novation Materials and (iii) all Transaction Data, except as provided in Section 10, (collectively, the "NOVATION DATA") is confidential and will be subject to Section
                        11.2. Novation Data is the property of Novation, VHA or UHC, or their respective Affiliates, Members or customers. Neoforma shall have access to and may make use of Novation Data to the extent reasonably necessary to perform its obligations under this Agreement. Neoforma shall not, however, use Novation Data for any purpose other than providing Services, except as provided in Section 10. Upon termination or expiration of this Agreement for any reason, or upon Novation's request, Neoforma shall promptly return to Novation all of the Novation Data in Neoforma's possession (including backup or archival copies).

                11.1.2 Safeguarding of Data. Neoforma shall maintain appropriate safeguards, consistent with prevailing industry standards, against the destruction, inappropriate disclosure, wrongful access or use, loss or alteration of the Novation Data in the possession of Neoforma. In any event, Neoforma shall maintain safeguards that are no less rigorous than those maintained by Neoforma for its own information of a similar nature and, in no event, less than a reasonable level of safeguards.

        11.2    Confidentiality.

                11.2.1 Confidential Information. "CONFIDENTIAL INFORMATION" means (i) business or technical information of any party, including, without limitation, information relating to a party's product plans, designs, costs, product prices, finances, marketing plans, business opportunities, personnel, research, development, know-how or the pricing information available to Members, (ii) any information communicated with respect to an Opportunity, including the ideas, concepts or other intellectual property contained therein, (iii) any information designated "confidential" or "proprietary" or which, under the circumstances, should reasonably have been understood to be confidential, (iv) Novation Data and (v) the terms and conditions of this Agreement.



* Material has been omitted and filed separately with the Commission.

                11.2.2 Confidentiality Obligations. Each party agrees that (i) it will not use or disclose to any third person including its Affiliates any Confidential Information disclosed to it by any other party except as expressly permitted in this Agreement and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of each other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

        11.2.3 Exclusions. Subsection 11.2.2 will not prevent a party from disclosing Information that (i) is owned by such party or its Affiliates or is already known by the recipient party or its Affiliates without an obligation of confidentiality other than under this Agreement, (ii) is publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) is rightfully received from a third party, provided that the source is not known to be bound by a confidentiality agreement or (iv) is independently developed by employees of a party or an Affiliate of a party without use of the other party's Confidential Information. If Confidential Information is required to be disclosed pursuant to a requirement of a governmental authority, such Confidential Information may be disclosed pursuant to such requirement so long as the party required to disclose the Confidential Information, to the extent possible, (i) provides the party that owns the Confidential Information with timely prior notice of such requirement and coordinates with such other party in an effort to limit the nature and scope of such required disclosure and (ii) uses commercially reasonable efforts to ensure that, within applicable law, such Confidential Information will not be further disclosed. If Confidential Information is required to be disclosed in connection with the conduct of any arbitration proceeding conducted pursuant to Section 18, such Confidential Information may be disclosed pursuant to and in accordance with the approval and at the direction of the arbitrator conducting such proceeding. Upon written request at the termination or expiration of this Agreement for any reason, all such Confidential Information in tangible form (and all copies thereof) owned by the requesting party or its Affiliates will be returned to the requesting party or at the requesting party's option will be destroyed, with written certification thereof being given to the requesting party, and subject to any rights expressly granted to the other party under this Agreement, the other party shall cease all further use of any Confidential Information, whether tangible or intangible.

        11.2.4 No License. Nothing contained in this Section 11.2 will be construed as obligating a party to disclose its Confidential Information to another party, or as granting to or conferring on a party, expressly or implied, any patent, copyright, trademark, trade name, trade secret or other Intellectual Property Rights or any license to the Confidential Information of the other party.



* Material has been omitted and filed separately with the Commission.

        11.2.5 Loss of Confidential Information. In the event of any breach by the recipient party of this Section 11.2 that results in a disclosure or loss of, or inability to account for, any Confidential Information of the furnishing party, the receiving party shall promptly, at its own expense, (i) notify the furnishing party in writing, (ii) take such commercially reasonable actions as may be necessary or reasonably requested by the furnishing party to minimize the breach, and (iii) cooperate in all reasonable respects with the furnishing party to minimize the breach and any damage resulting therefrom.


12.     REPRESENTATIONS AND WARRANTIES

        12.1 Representations by Neoforma. Neoforma represents and warrants to Novation, VHA, UHC and HPPI that each of the following statements in this Section 12.1 are true and correct as of the Effective Date of this Agreement.

                12.1.1 Due Organization. Neoforma is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                12.1.2  Authority; Non-Contravention.

                        (a) Neoforma has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Neoforma. This Agreement has been duly executed and delivered by Neoforma, and it constitutes the valid and binding obligation of Neoforma, enforceable against Neoforma in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

                        (b) The execution and delivery of this Agreement by Neoforma does not, and the performance of this Agreement by Neoforma will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Neoforma, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Neoforma or by which Neoforma or any of its properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Neoforma's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the properties or assets of Neoforma pursuant to, any note, bond, mortgage, indenture,



* Material has been omitted and filed separately with the Commission.

                                agreement, lease, license, permit, franchise or other instrument or obligation to which Neoforma is a party or by which Neoforma or its assets is bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a material adverse effect on Neoforma.

                        (c) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required to be obtained or made by Neoforma in connection with the execution, delivery and performance of this Agreement.

                12.1.3 Performance. All Services will be performed in a professional and workmanlike manner, consistent with the high professional standards and practices prevailing in the Internet e-commerce services industry.

        12.2 Representations by Novation, VHA, UHC and HPPI. Each of Novation, VHA, UHC and HPPI, severally and not jointly, represents and warrants to Neoforma that the following statements made by it in this Section 12.2 are true and correct as of the Effective Date of this Agreement.

                12.2.1 Due Organization. Novation is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; UHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; VHA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; HPPI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                12.2.2  Authority; Non-Contravention.

                        (a) Each of Novation and HPPI has all requisite limited liability company power and authority, and each of VHA and UHC has all requisite corporate power and authority, to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the parts of Novation and HPPI and all necessary corporate action on the parts of VHA and UHC. This Agreement has been duly executed and delivered by Novation, VHA, UHC and HPPI, and it constitutes the valid and binding obligation of each of Novation, VHA, UHC and HPPI, enforceable against each of Novation, VHA, UHC and HPPI in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.



* Material has been omitted and filed separately with the Commission.

                        (b) The execution and delivery of this Agreement by Novation, VHA, UHC and HPPI does not, and the performance of this Agreement by each of Novation, VHA, UHC and HPPI will not, (i) conflict with or violate the limited liability company and corporate organizational documents, respectively, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Novation, VHA, UHC or HPPI or by which Novation, VHA, UHC or HPPI, or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Novation's, VHA's, UHC's or HPPI's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the properties or assets of Novation, VHA, UHC or HPPI pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which Novation, VHA, UHC or HPPI is a party or by which Novation, VHA, UHC or HPPI, or any of their assets, is bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a material adverse effect on Novation, VHA, UHC and HPPI, respectively.

                        (c) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required to be obtained or made by Novation, VHA, UHC or HPPI in connection with the execution, delivery and performance of this Agreement.

        12.3 Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.


13.     USE OF SUBCONTRACTORS

        13.1 Generally. Neoforma may subcontract its obligations under this Agreement subject to the limitations imposed by this Section
                13.1. Neoforma shall not subcontract any of the following without the prior written consent of Novation, such consent not to be unreasonably withheld:

                (i) any Services involving any contact or interface with Members, including, without limitation, sales efforts, implementation and integration and call center services; or



* Material has been omitted and filed separately with the Commission.

                (ii)    any Services to a Novation Competitor.

        13.2 Novation's Right to Revoke Approval. Novation shall have the right during the Term to revoke its prior approval of a subcontractor and direct Neoforma to replace such subcontractor as soon as possible if the subcontractor's performance is materially deficient, good faith doubts exist concerning the subcontractor's ability to render future performance because of changes in the subcontractor's ownership, management, financial condition, or otherwise, or there have been material misrepresentations by or concerning the subcontractor.

        13.3 Continuing Responsibility. Neoforma shall remain responsible for obligations performed by subcontractors to the same extent as if such obligations were performed by Neoforma's employees. Neoforma shall be Novation's sole point of contact regarding the Services, including with respect to payment.

        13.4 Confidential Information. Neoforma shall not disclose Confidential Information of any of Novation, VHA, UHC or HPPI to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information as required of Neoforma under this Agreement.

14.     INSURANCE

        14.1 Insurance. Each of Neoforma and Novation shall determine the types and amounts of insurance coverage it requires in connection with this Agreement, including, without limitation, general public liability, property damage and workers compensation insurance. Neither Neoforma nor Novation is required to obtain insurance for the benefit of the other, including, without limitation, business interruption insurance. Each of Neoforma and Novation will pay all costs and receive all benefits under policies arranged by it, and each waives rights of subrogation it may otherwise have regarding the other's insurance policies.

        14.2 Proof of Insurance. When requested by Neoforma or Novation, an insurance certificate indicating the coverage described in
                Section 14.1, issued by an insurance company licensed to do business in the relevant state or states and signed by an authorized agent, shall be furnished by the insured party to the requesting party. Each of Neoforma and Novation shall provide the other with at least 30 days prior written notice of any cancellation or material modification of such insurance.

15.     INDEMNITY

        15.1 Neoforma Indemnity. Subject to Section 15.4, Neoforma shall indemnify, defend and hold harmless each of Novation, VHA, UHC and HPPI and each of their Affiliates, officers, directors, employees, consultants and agents from and against any and all damages, liabilities, claims, actions, suits, proceedings, costs, charges and expenses, including reasonable attorneys' fees (collectively, "LOSSES"), incurred or sustained by any of such persons as a result of or from any third-party



* Material has been omitted and filed separately with the Commission.

                claim relating to (i) any claims based on Neoforma's confidentiality obligations contained in Section 11 or its warranties contained in Section 12, (ii) the failure of Neoforma to perform any of its obligations under any agreement between Neoforma and a third party (including, without limitation, any agreements between Neoforma and a Supplier) or (iii) any claims arising out of Neoforma's breach of this Agreement.

        15.2 Novation Indemnity. Subject to Section 15.4, Novation shall indemnify, defend and hold harmless each of Neoforma and its Affiliates, officers, directors, employees, consultants and agents from and against any and all Losses awarded against or paid in settlement by Neoforma, incurred or sustained by any of such persons as a result of or from any third-party claim relating to (i) any claims based on Novation's confidentiality obligations contained in Section 11 or its warranties contained in Section 12, (ii) the failure of Novation to perform any of its obligations under any agreement between Novation and a third party or (iii) any claims arising out of Novation's breach of this Agreement.

        15.3    Infringement Claims.

                15.3.1 Each of Neoforma and Novation, at their respective expense, shall indemnify, defend and hold harmless the other party and its Affiliates, and their respective officers, directors, employees, consultants, agents, successors and assigns, from and against any and all Losses arising from any Services, software, hardware or the indemnitor's Materials ("ITEM(S)") provided or delivered by the indemnitor to the indemnitee under this Agreement, when used in conformity with all applicable written instructions and documentation, (i) infringes any patent in any country that is a signatory to the Patent Cooperation Treaty, (ii) infringes any copyright in any country that is a signatory to the Berne Convention for the Protection of Literary and Artistic Works, or (iii) constitutes misappropriation of any trade secret in any country in which a trade secret right exists such that it would be enforceable in the United States (each such third-party claim, action, suit or proceeding, an "INFRINGEMENT CLAIM").

                15.3.2 Notwithstanding anything to the contrary herein, the indemnitor shall have no obligation to defend or indemnify the indemnitee for any Infringement Claim to the extent arising out of or relating to modifications to any Item made by or on behalf of the indemnitee where but for such modifications there would have been no Infringement Claim.

                15.3.3 If the indemnitee's use of any Item is enjoined or otherwise prohibited, or if the indemnitor reasonably believes that there exists a threat of the same, the indemnitor shall have the right, in its sole discretion and at its expense, in addition to its indemnification obligations above, to (i) obtain for the indemnitee the right to continue to use the affected Item, (ii) replace the affected Item with a non-infringing product or service that will not degrade the performance quality of the affected component of the Services or (iii) modify the affected Item so that it becomes non-infringing. If the alternatives in (i), (ii) and (iii) are not feasible, the indemnitor shall remove the Item from the Services and equitably adjust the charges to reflect such removal.

                15.3.4 THIS SECTION SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE INDEMNITEES, AND THE ENTIRE OBLIGATION AND LIABILITY OF THE INDEMNITOR, AS TO ANY INFRINGEMENT CLAIMS IN CONNECTION WITH ANY ACTIVITY UNDER THIS AGREEMENT.

        15.4    Indemnity Procedures. The party seeking indemnification under
                Section 15.1 through 15.3, as the case may be (the "INDEMNIFIED PARTY"), shall give prompt written notice to the other party (the "INDEMNIFYING PARTY"). In addition, the Indemnified Party shall allow the Indemnifying Party to direct the defense and settlement of any such claim, with counsel of the Indemnifying Party's choosing that is reasonably acceptable to the Indemnified Party, and will provide the Indemnifying Party, at the Indemnifying Party's expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party's sole expense, to participate in the defense of any such claim. The Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, if the terms of such settlement would not adversely affect the Indemnified Party's rights under this Agreement.

16.     LIMITATION OF LIABILITY

        16.1 Limitations. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

        16.2 Exceptions. The limitation set forth in Section 16.1 above will not apply to (i) Neoforma's obligations under Section 11,
                Section 15.1, Section 15.3 or Section 16.3, (ii) Novation's obligations under Section 11, Section 15.2 or Section 15.3,
                (iii) Neoforma's willful misconduct or gross negligence in the provision of Services or (iv) Neoforma's wrongful termination or abandonment of this Agreement.

        16.3    Liquidated Damages.

                16.3.1 Neoforma acknowledges that proper achievement of each of the functions and responsibilities set forth in the Functionality Specifications and the completion of each Phase (as defined in the Functionality Specifications) within the timetable specified therein (or as otherwise agreed to by Neoforma and Novation) are critical to the business operations of Novation. In connection therewith, Neoforma agrees that if any of the functions and responsibilities of a particular Phase described in the Functionality Specifications are not properly achieved by that Phase's respective target date, such failure shall be deemed to constitute a material breach of Neoforma's service obligations under this Agreement. Upon such failure, Neoforma shall pay liquidated damages to Novation for each day past the target date in which the objective is still not achieved in the amount of (i) *; provided, however, that any failure by Neoforma to complete any such Phase within the timeframe described in the Functionality Specifications shall be excused if and to the extent (i) such failure by Neoforma resulted principally from a material failure by Novation to perform its obligations in respect of such Phase (as such obligations are set forth in the Implementation Plan to be agreed upon for each Phase, as described in the Functionality Specifications) and (ii) Neoforma used commercially reasonable efforts to perform notwithstanding Novation's failure to perform; provided, further, that any failure by Neoforma to complete any Phase in a timely manner pursuant to the preceding proviso shall only be excused for a number of days equal to the number of days Novation failed to perform its obligations in respect of such Phase (as such obligations are set forth in the applicable Implementation Plan).

                16.3.2 Neoforma acknowledges that proper achievement of the Service Levels set forth in the Service Level Specifications (including those Service Levels which will be determined after the Effective Date) are critical to the business operations of Novation. Accordingly, in connection with any failure to meet Service Levels, Neoforma and Novation shall agree on a methodology whereby Neoforma shall pay to Novation liquidated damages up to *. Such methodology shall be determined in accordance with Section 1.4 of the Service Level Specifications.

                16.3.3  The parties agree that the damages provided in this
                        Section 16 are a reasonable estimate of the damages that would be suffered by Novation as a consequence of the failures described in Subsections 16.3.1 and 16.3.2 and do not constitute a penalty (the parties hereby acknowledging the inconvenience and difficulty of otherwise obtaining an adequate remedy). Notwithstanding anything to the contrary in this Agreement, the aggregate amount of liquidated damages paid by Neoforma to Novation pursuant to this Section 16.3 (including all payments under the Functionality Specifications and the Service Level Specifications) shall not exceed *.

17.     AUDIT RIGHTS

        17.1 General. Upon 10 days prior notice from Novation, Neoforma shall provide to such auditors as Novation may designate in writing, subject to the limitation



* Material has been omitted and filed separately with the Commission.

                imposed by Section 17.3, access during normal business hours to Neoforma's applicable facilities and to appropriate Neoforma management personnel and subcontractors, and to the data and records maintained by Neoforma with respect to the Services for the purpose of (i) performing audits and inspections of Neoforma and its businesses, (ii) to verify the integrity of Novation Materials and Neoforma Materials, (iii) to examine the systems that process, store, support and transmit such Novation Materials, (iv) to verify user volume reports, (v) to verify the accuracy of Transaction Fees and (vi) to confirm Neoforma's compliance with this Agreement. To the extent applicable to the Services performed by Neoforma, the scope of such audits may include, without limitation, (i) Neoforma's practices and procedures, (ii) the adequacy of general controls and security practices and procedures and (iii) the adequacy of disaster recovery and back-up procedures. Subject to Section 17.6, such audits shall be conducted at Novation's expense.

        17.2 Frequency of Audits. Operational audits, to examine the technological aspects of Neoforma's provision of Services, may not be conducted more than once in any 12-month period. Financial audits, which examine Neoforma's financial records, and other supporting records, may not be conducted more than once in any 12-month period. Novation may, at its election, conduct operational and financial audits concurrently.

        17.3 Auditors. For the purposes of conducting financial audits, Novation may designate any internal auditor who customarily audits contract compliance issues for Novation or any nationally recognized accounting firm. For the purposes of conducting operational audits, Novation may designate any party to act as its auditor, subject to Neoforma's consent, which shall not be unreasonably delayed or withheld.

        17.4 Record Retention. In order to document the Services and the Transaction Fees paid or payable by Novation under this Agreement, Neoforma shall retain its standard records and supporting documentation for at least seven years.

        17.5 Cooperation. Neoforma shall use commercially reasonable efforts to assist such auditors, inspectors, regulators and representatives in connection with such audits and inspections.

        17.6 Overcharges. If, as a result of any such audit, Novation determines that Neoforma has overcharged Novation, Novation shall notify Neoforma of the amount of such overcharge and Neoforma shall promptly pay to Novation the amount of the overcharge, plus interest at a rate of 1.5% per month or the maximum rate permitted by law, whichever is less, calculated from the date of receipt by Neoforma of the overcharged amount until the date of payment to Novation. If any such audit reveals an overcharge to Novation during any 12-month period exceeding 5% of all Transaction Fees in the aggregate paid by Novation during such period, Neoforma shall reimburse Novation for the out-of-pocket costs and expenses incurred for such audit.



* Material has been omitted and filed separately with the Commission.

18.     DISPUTE RESOLUTION

        18.1    Resolution of Disputes. Except as otherwise provided in this
                Section 18, any and all disputes arising out of or in connection with the execution, interpretation, performance or nonperformance of this Agreement (each such dispute, a "DISPUTED MATTER") will be resolved by the procedures established in this
                Section 18.

        18.2 Negotiations and Escalation. Each party shall use commercially reasonable efforts expeditiously to resolve any Disputed Matter which arises from time to time between it and any of the other parties on a mutually acceptable negotiated basis. In connection therewith, any party involved in a Disputed Matter may deliver a notice to each of the other parties (an "ESCALATION NOTICE") demanding an in-person meeting of the senior level management representatives of the parties involved (and providing, as a courtesy, notice to the parties not involved). Any agenda, location or procedures for such discussions or negotiations may be established by the parties to the Disputed Matter, but such parties shall, in any event, meet within 10 days after the delivery of the Escalation Notice. The parties to a Disputed Matter may, if they mutually so desire, retain a mutually agreed upon mediator to assist in resolution of the Disputed Matter, but (i) all statements and opinions of such mediator shall be only advisory and shall be inadmissible in any subsequent proceedings between the parties concerning the Disputed Matter,
                (ii) the parties thereto shall bear the costs of any such mediation equally (but each party to the mediation shall be responsible for its own expenses) and (iii) mediation is not a prerequisite to arbitration. If the parties to the Disputed Matter are unable to resolve it by the earlier of (i) 30 days after the delivery of the Escalation Notice or (ii) the conclusion of the meeting held pursuant to the applicable Escalation Notice, then any party thereto may institute arbitration, as provided below, concerning the Disputed Matter.

        18.3 Appointment of Arbitral Body. Except as provided in Section 18.11, any Disputed Matters not resolved pursuant to Section
                18.2 or otherwise settled between the parties will be finally resolved solely by arbitration, by a single arbitrator appointed in accordance with the rules and procedures (the "RULES") of the American Arbitration Association, or if the American Arbitration Association is no longer conducting such arbitrations, a successor organization thereto or such other private arbitration service as the parties shall mutually agree (the actual authority involved, the "ARBITRAL BODY"). Except as set forth below in Sections 18.10 and 18.11, the parties renounce all recourse to litigation to resolve Disputed Matters and agree that the Award of the arbitrator will be final and subject to no judicial review.

        18.4 Qualifications of Arbitrator. The arbitrator shall be selected pursuant to the rules and procedures of the Arbitral Body, but shall be (i) impartial and will not have been employed by or affiliated with any of the parties to this Agreement or any of their respective Affiliates, (ii) experienced in commercial dispute resolution and (iii) familiar with commercial business practices in the medical supplies



* Material has been omitted and filed separately with the Commission.

                procurement business or the business involved in the Disputed Matter. If the Arbitral Body is unable to provide an arbitrator with the qualifications set forth in this Section 18.4, the Arbitral Body will consult with the parties and consider their recommendations for the arbitrator.

        18.5 Initiation of Arbitration and Procedures. After the expiration of the 30-day period referred to in Section 18.2, arbitration procedures may be initiated concerning a Disputed Matter by any of the parties thereto by giving written notice to the other parties thereto and in compliance with any of the applicable Rules. If not specified by the Rules, such notice shall be given to the parties to the Disputed Matter in the manner provided generally for notices in this Agreement. Any notice will specify in reasonable detail the dispute being submitted to arbitration and comply with all other Rules concerning commencement of arbitration.

        18.6 Procedures. The arbitrator will conduct the proceedings, including arguments and briefs, in accordance with the Rules; provided that the provisions of this Section 18 will prevail in the event of any conflict between the Rules and its provisions. Within five days after his or her appointment, the arbitrator shall contact the parties to the Disputed Matter and arrange an initial conference with them, to be conducted within 30 days after his or her appointment, at which conference (the "HEARING CONFERENCE") the arbitrator and the parties will establish procedures (based on a brief written plan submitted in letter form by each party to the Disputed Matter in advance of such Hearing Conference concerning expected measures to prepare for hearing on the merits) and a schedule for the resolution of the Disputed Matter by hearing on the merits in a timely and efficient manner, giving due consideration to the nature and extent of the Disputed Matter, the apparent complexity of preparations for, and complexity of, hearing on its merits and other factors (such as third-party litigation pending against one of the parties on the same subject-matter as raised in the Disputed Matter). In the event of a dispute concerning such procedures at the Hearing Conference, the arbitrator shall have the power to impose the schedule upon the parties to the Disputed Matter, giving due consideration to resolution of the Disputed Matter by a full and fair hearing on the merits. The arbitrator shall include in procedures established at the Hearing Conference provisions which permit the parties to engage in reasonable, limited discovery in preparation for hearing on the merits and which protect and preserve privileges and shield confidential proprietary information from disclosure. The hearing on the merits will be held within 60 days after the Hearing Conference, and evidentiary matters at such hearing will be determined in accordance with the Federal Rules of Evidence as applied at the place of arbitration.


        18.7 Governing Law; Jurisdiction. The arbitrator will decide the issues submitted in accordance with the provisions and commercial purposes of this Agreement, provided that all substantive questions of law will be determined under the laws of the State of New York. The parties consent to venue in the State in which the



* Material has been omitted and filed separately with the Commission.

                principal place of business of the party initiating arbitration regarding a Disputed Matter is located.

        18.8 Arbitration Award. All decisions of the arbitrator will be in writing and submitted to the parties, and the decision after hearing on the merits which announces resolution of the Disputed Matter (the "AWARD") shall, in addition, set forth findings of fact and conclusions of law to support the arbitrator's resolution of the merits of the Disputed Matter. The arbitrator will issue the Award within 30 days after completion of the hearing on the merits.

        18.9 Cooperation of the Parties. The parties to the Disputed Matter will facilitate the arbitration by (i) making available to one another and to the arbitrator for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrator to be relevant to the dispute, (ii) conducting arbitration hearings to the greatest extent possible on successive days and (iii) observing strictly the time periods and procedures established by the Rules or by the arbitrator for submission of evidence or briefs, conduct of the hearing on the merits and preparations therefor.

        18.10 Costs. All costs of the arbitration shall initially be borne equally by the parties thereto as incurred, but upon completion of the arbitration, the arbitrator shall award to the prevailing party, as determined by the arbitrator in accordance with principles of New York law for determining prevailing parties in litigation, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals or experts incurred by the prevailing party.

        18.11 Judgment on the Award; Enforcement. Judgment on the Award may be entered in any court having jurisdiction and procedures therefor. Each party agrees that any Award of an arbitrator against it and on which judgment is entered may be executed against the assets of any party which is a judgment debtor or otherwise enforced in any jurisdiction pursuant to the procedures in and protections of such jurisdiction which are generally applicable to enforcement of judgments, including provision in such jurisdiction for the enforcement of equitable remedies provided in the Award.

        18.12 Preservation of Equitable Relief; Third-Party Litigation. Notwithstanding any provision of this Section 18 to the contrary, any party will be entitled (i) to seek a temporary restraining order or injunctive or other equitable relief in any court of competent jurisdiction with respect to a breach (or attempted or threatened breach) of this Agreement by any party (including, without limitation, the matters referred to in Subsection 9.9.4) or (ii) to institute litigation or other formal proceedings to the extent necessary (A) to enforce the award of the arbitrator, (B) to avoid the expiration of any applicable limitations period or (C) to preserve a superior position with respect to other creditors. Nothing in this
                Section 18 shall prevent parties to this Agreement who become involved in a Disputed Matter and who have become parties to litigation instituted by a third party concerning facts



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                                       38
                involved in such Disputed Matter from resolving disputes between them arising in connection with such Disputed Matter through such litigation in lieu of arbitration under this Section 18.

        18.13 Continued Performance. Each party agrees to continue performing its obligations under this Agreement during the pendency of any dispute resolution process conducted in accordance with this
                Section 18.

19.     GUARANTY OF PERFORMANCE

        19.1 VHA and UHC Guarantees. VHA and UHC agree, severally but not jointly, that they will be responsible for the obligations and liabilities of Novation under this Agreement, as follows:

                (i) to the extent that any such obligation or liability relates primarily to any action or omission by UHC or an UHC Member, UHC shall be responsible;

                (ii) to the extent that any such obligation or liability relates primarily to any action or omission by VHA or a VHA Member, VHA shall be responsible; and

                (iii)   to the extent that the allocations set forth in (i) and
                        (ii) are not applicable, VHA and UHC shall be responsible in proportion to their respective ownership interests in Novation at the time such obligation or liability is incurred.

        19.2 VHA and UHC Waivers. Each of VHA and UHC hereby waives the following with regard to its obligations guaranty obligations under this Section 19:


                (i) any right to require Neoforma to (A) proceed first against Novation, VHA or UHC or (B) pursue any other remedy in Neoforma's power whatsoever;

                (ii) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation or contribution of VHA or UHC against Neoforma, or against one another;

                (iii) any defense of discharge, relief or stay of the principal's obligations hereunder based upon a filing of or against Novation under the U.S. Bankruptcy Code or Novation's request for any relief of its obligations under this Agreement based on laws for the relief of debtors generally;

                (iv) any right to be informed by Neoforma of the financial or other condition of Novation or of VHA or UHC or any change therein or any other circumstances bearing upon the risk of nonperformance by Novation; and



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                                       39

                (v) any defense of exoneration or release based on amendment of this Agreement.

                Each of VHA and UHC agrees that its guarantee, as set forth in
                Section 19.1, constitutes a guarantee of payment when due and not of collection.

        19.3 Scope of Liability. Neither VHA's nor UHC's obligations and liabilities under this Agreement shall be subject to any set-off, reduction, limitation, impairment or termination for any reason, including, without limitation, compromise, and shall not be subject to any defense or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of its obligations and liabilities under this Agreement; excluding, however, any defenses based upon Neoforma's failure to perform any of its obligations under this Agreement.

20.     GENERAL PROVISIONS

        20.1 No Waiver. The delay or omission by any party to exercise or enforce any right or power of any provision of this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance. A waiver by any party hereto of any of the covenants to be performed by any other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

        20.2 Entire Agreement. This Agreement and the Exhibits and Technical Specifications hereto, together constitute the complete and exclusive agreement between the parties hereto, and supersede any and all prior agreements of the parties with respect to the subject matter hereof. Except in the case of Section 8.12 (which may be amended with the approval of VHA and UHC only), this Agreement and the Exhibits and Technical Specifications hereto may be amended or modified, or any rights under it waived, only by a written document executed by all parties.

        20.3 Publicity. Except as required by law or provided in this Agreement, no party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of all other parties. The parties will cooperate prior to the filing of any public document which may require the filing of this Agreement as an exhibit or the filing of a description thereof in order to preserve the confidentiality and proprietary information contained herein.

        20.4 Covenant of Good Faith. Each party agrees that, in its respective dealings with all other parties under or in connection with this Agreement, it shall act in good faith.

        20.5 Compliance with Laws and Regulations. Each of Neoforma and Novation shall perform its respective obligations under this Agreement in a manner that complies with applicable law, including, without limitation, identifying and procuring required permits and approvals.



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                                       40

        20.6 Assignment; Successors and Assigns. This Agreement will be binding on the parties hereto and their respective successors and permitted assigns. No party may, or will have the power to, assign this Agreement without the prior written consent of all other parties. For the purposes of this Section 20.6, any assignment by operation of law, under an order of any court or pursuant to any plan of merger, consolidation or will be deemed an assignment for which prior consent is required, and any assignment made without such consent will be void and of no effect as between the parties. Notwithstanding the forgoing, no assignment made in respect of or as a result of any dissolution of Novation will be deemed an assignment for which prior consent is required, and such assignment will be valid.

        20.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to or application of conflicts of law rules or principles.

        20.8 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given if sent by prepaid registered or certified United States mail, return receipt requested, overnight mail with a nationally recognized overnight mail courier, or sent by facsimile or similar communication, and confirmed by such mail, postage prepaid, addressed to another party at the address shown below or at such other address for which such party gives notice hereunder. Notices will be deemed given five business days after deposit in the U.S. Mail, two business days after deposit with an overnight mail courier, or when confirmation of receipt is obtained if sent by facsimile or similar communication, or if by personal delivery, when received, as applicable:



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                                       41

IF TO NOVATION:                             WITH A COPY TO:

Novation, LLC                               Baker Botts L.L.P.
125 East John Carpenter Freeway             2001 Ross Avenue
Irving, Texas  75062                        Dallas, Texas  75201-2980
Facsimile:  (972) 581-5778                  Facsimile:  (214) 953-6503
Attn:  General Counsel                      Attn:  Sarah M. Rechter, Esq.

IF TO VHA:                                  WITH A COPY TO:

VHA, Inc.                                   Skadden, Arps, Slate,
220 East Las Colinas Boulevard              Meagher & Flom LLP
Irving, Texas  75039-5500                   1440 New York Avenue, N.W.
Facsimile:  (972) 830-0391                  Washington, DC  20005
Attn:  Chief Financial Officer              Facsimile:  (202) 393-3760
                                            Attn:  C. Kevin Barnette, Esq.

IF TO UHC:                                  WITH A COPY TO:

University HealthSystem Consortium          McDermott, Will & Emery
2001 Spring Road, Suite 700                 227 West Monroe Street
Oak Brook, Illinois  60523                  Chicago, Illinois 60606
Facsimile:  (630) 954-4730                  Facsimile:  (312) 984-7700
Attn:  Executive Vice President             Attn:  Virginia H. Holden, Esq.
       General Counsel

IF TO NEOFORMA:                             WITH A COPY TO:

Neoforma.com, Inc.                          Fenwick & West LLP
3255-7 Scott Boulevard                      Two Palo Alto Square
Santa Clara, California  95054              Palo Alto, California  94306
Facsimile:  (408) 549-6399                  Facsimile:  (650) 494-1417
Attn:  General Counsel                      Attn:  Gordon K. Davidson, Esq.
                                                   Douglas N. Cogen, Esq.

        20.9 No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other, except as expressly provided herein. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

        20.10   Force Majeure.

                20.10.1 Subject to 20.10.2, no party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by: flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such party, provided that (i) the non-performing party is without fault in failing to prevent or causing such default or delay and (ii) such default or delay cannot reasonably be circumvented by the



* Material has been omitted and filed separately with the Commission.

                        non-performing party through the use of alternate sources, workaround plans or other means (including with respect to Neoforma, by Neoforma executing its disaster recovery plans).

                20.10.2 In such event, the non-performing party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. With respect to Neoforma's performance, such efforts shall be no less than the efforts used for any other customer of Neoforma. Any party so delayed in its performance shall immediately notify the party to whom performance is due by telephone (to be confirmed in writing within two days after the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

        20.11 Interest. Any payment under this Agreement which is not paid when due, shall accrue interest at the lower of a monthly rate of 1.5% or the highest amount allowed by law.


        20.12 Program Management. As promptly as practicable after the Effective Date, Neoforma and Novation shall meet to develop a program management plan to manage the delivery of Services hereunder. Such plan shall have features similar to those illustrated in Exhibit F.


        20.13 Severability. If for any reason a court of competent jurisdiction finds any provision or portion of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.


        20.14 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, together, will constitute one and the same instrument.


        20.15 Headings. Section headings are included for only convenient reference and do not describe the sections to which they relate.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



* Material has been omitted and filed separately with the Commission.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



NEOFORMA.COM, INC.                          NOVATION, LLC


By:    /s/ Fred Ruegsegger                  By:    /s/ Mark McKenna
   --------------------------------           --------------------------------

Name:  Fred Ruegsegger                      Name:  Mark McKenna
       ----------------------------                ---------------------------

Title: Chief Financial Officer              Title: President
       ----------------------------                ---------------------------

Date:  March 30, 2000                       Date:  March 30, 2000
       ----------------------------                ---------------------------



VHA, INC.                                   UNIVERSITY HEALTHSYSTEM CONSORTIUM



By:    /s/ Curt Nonomaque                   By:    /s/ Robert J. Baker
   --------------------------------           --------------------------------

Name:  Curt Nonomaque                       Name:  Robert J. Baker
       ----------------------------                ---------------------------

Title: Chief Financial Officer              Title: President and
       ----------------------------                Chief Executive Officer
                                                   ---------------------------


Date:  March 30, 2000                       Date:  March 30, 2000
       ----------------------------                ---------------------------



HEALTHCARE PURCHASING PARTNERS INTERNATIONAL, LLC



By:    /s/ Mark McKenna
       ----------------------------

Name:  Mark McKenna
       ----------------------------

Title: Chief Executive Officer
       ----------------------------

Date:  March 30, 2000
       ----------------------------



             [SIGNATURE PAGE TO OUTSOURCING AND OPERATING AGREEMENT]




* Material has been omitted and filed separately with the Commission.

                                                                       EXHIBIT A

                                      MARKS



1.      NOVATION MARKS:

        1.1     Registered Marks.

                OPPORTUNITY (Stylized) (Registration No. 2009924) is registered to Novation.

        1.2     Pending Marks.

                NOVATION (Serial No. 75-421230); N and Design (Serial No. 75-602099); NOVAPLUS (Serial No. 75-525857); NOVAPLUS (Serial No. 152867 (Czech Republic)); and NOVAPLUS and Design (Serial No. 75-603422) are pending.

        1.3     Unregistered Marks.

                None.

2.      NEOFORMA MARKS:

        2.1     Registered Marks.

                None.

        2.2     Pending Marks.

                NEOFORMA (Serial No. 75-555506); NEOFORMA and Design (Serial No. 75-662962); and NEOFORMA.COM and Design (Serial No. 75-662961) are pending.

        2.3     Unregistered Marks.

                TOOLKIT (Serial No. 75-104592); STATCITY (Serial No. 75-562041); STATWORLD (Serial No. 75-555393); THE HEALTHCARE BUSINESS COMMUNITY (Stylized) (Serial No. 75-555729); AUCTIONONLINE; AUCTIONLIVE; and ADSONLINE are unregistered.

3.      VHA MARKS:



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                                      A-1

        3.1     Registered Marks.

                CFIS (Registration No. 1912695); COUNTDOWN USA (Registration No. 1533720); EDGEWARE (Registration No. 2294530); LAURUS (Registration No. 2254329); Miscellaneous Design (Registration No. 2198615); PNEUMONIA PNOCKOUT (Registration No. 1820282); STAY CURRENT. STAY HEALTHY (Registration No. 2251550); STAY HEALTHY (Registration No. 1814163, 1835895); UNITED TO IMPROVE AMERICA'S HEALTH (Registration No. 1892202); VHA (Registration No. 1227889 (U.S.A.), 500495 (Benelux), 284986 (Canada), 1676194
                (France), 2904740 (Germany), 613531 (Italy), 414861 (Mexico),
                104986 (Russian Federation)); VHA (Stylized) (Registration No. 1300891 (U.S.A.), 316977 (Canada)); VHA and Design (swirl logo) (Registration No. 1893301); VHA PLUS (Registration No. 1423203 and 1442669 (U.S.A.), 550496 (Benelux), 1676193 (France),
                2904741 (Germany), 613530 (Italy), 413431 and 413432 (Mexico),
                105521 (Russian Federation)); VHA SATELLITE NETWORK (Registration No. 1419470); VHASECURE.NET (Registration No. 2182462); VHA: THE HEART OF AMERICA'S HEALTH (Registration No. 1423204); VHA+PLUS (Registration No. 1757926); VHA+PLUS and Design (Registration No. 1425903 and 1457123 (U.S.A.), 405620
                (Mexico), 60097 (Sri Lanka), 159275 (Thailand)); VOLUNTEER HOSPITALS OF AMERICA (Registration No. 1273226 and 1310365 (U.S.A.), 298707 (Canada)) are registered to VHA.

        3.2     Pending Marks.

                SUPERRIEN (Serial No. 75-639339) is pending.

        3.3     Unregistered Marks.

                None.

4.      UHC MARKS:

        4.1     Registered Marks.

                UHC (Registration No. 1809491); UHC and Design (Registration No. 1813976); UHC NEWSLINE (Registration No. 1867798); and ABC (Registration No. 2327568) are registered to UHC.

        4.2     Pending Marks.

                None.

        4.3     Unregistered Marks.



* Material has been omitted and filed separately with the Commission.

                CLINICAL DATA PRODUCTS; CDP; OPERATIONAL DATA BASE; VALUE ANALYSIS PROGRAM; CLINICAL PROCESS IMPROVEMENT; CLINICAL BENCHMARKING; OPERATIONAL BENCHMARKING; CAPITAL ASSET MANAGEMENT; MANAGEMENT AND SUPPLY SERVICES; CLINICAL PRACTICE ALERT; TECHNOLOGY ASSESSMENT; and UHC NEWS are unregistered.

5.      HPPI MARKS:

        5.1     Registered Marks.

                HPPI (Registration No. 2003695) and HEALTHCARE PURCHASING PARTNERS (Registration No. 1248000) are registered to HPPI.

        5.2     Pending Marks.

                None.

        5.3     Unregistered Marks.

                None.





* Material has been omitted and filed separately with the Commission.

                                                                       EXHIBIT B




                   CURRENT MARKS USAGE GUIDELINES FOR NOVATION







* Material has been omitted and filed separately with the Commission.

                                                                       EXHIBIT B

                                                                   Novation Logo

Novation TM Editorial Standards Brief
Revised July 1999

Many Novation staff members communicate regularly in writing with VHA and UHC members, supply partners, each other and outside audiences. Below are a few guidelines that address questions and issues that come up every day in the course of doing business. These guidelines are designed to create consistency in the way we all refer to our company, its employees, and its products, programs and services.

--------------------------------------------------------------------------------

ACRONYMS - Avoid the use of acronyms on the first reference. It is better to spell out a title or phrase on first reference and use acronyms on second reference. It is unnecessary to put the acronym in parentheses after the full name, like this: HealthCare Purchasing Partners International (HPPI). The reason is that if the meaning of an acronym must be explained to readers, it probably should not be used. There are some exceptions to this rule. For example, some highly specialized acronyms have become so common in usage that the original wording has been superseded. Examples: DNA, ISDN, RAM, CD-ROM.

AREA CODES, PHONE NUMBERS - Phone numbers should appear as follows: (972) 581-5000. It is not necessary to include a "1" in front of a long-distance number. It is assumed that people know dialing 1 is necessary. One exception to this rule is the number for Novation Member Support Services, which should appear like this: 888/7-NOVATE (766-8283). If it is necessary to refer callers to a particular extension, this is the correct style: (972) 581-5000, ext. 5555. "X" is not an acceptable abbreviation for extension in external communications.

AUTHORIZED DISTRIBUTORS - These are distribution partners that have been approved as official distributors of products offered through Novation agreements. Use Novation Authorized Distributor on first reference, Authorized Distributor on subsequent references.

CLINICAL MARKETS PROGRAMS - This is Novation's marketing strategy that focuses on the needs of physicians and caregivers in a variety of specialties. Novation Clinical Markets Programs aggregate best-in-class products and services according to clinical disease states or specialties, helping VHA and UHC members streamline their purchasing processes through one-stop shopping. Novation currently offers these Clinical Markets Program:

     o    Novation Anesthesia Program

     o    Novation Cardiology Program

     o    Novation Dialysis Program

     o    Novation Oncology Program

     o    Novation Orthopedic Program

     o    Novation Respiratory Program

     o    Novation Women's Health Program

Some Clinical Markets Programs include agreement subgroups referred to as portfolios. These include:

     o Novation Anesthesia Pharmaceutical Portfolio (formerly the Anesthesia Pharmaceutical Standardization Program)

     o Novation Oncology Pharmaceutical Portfolio (formerly the Oncology Products Program)

     o Novation Oncology Breast Care Portfolio (launching in the second quarter of 1999)

     o    Novation Oncology Prostate Care Portfolio (launching in 1999)

     o    Novation Respiratory Pharmaceutical Portfolio (launching Oct. 1, 1999)

Novation may be omitted from the program or portfolio name on second and subsequent references.

In addition to these offerings, several portfolios of OPPORTUNITY (R), Novation's Committed Program, are based on Clinical Markets Programs. These portfolios are discussed in the OPPORTUNITY section.

Please note that Clinical Markets is not a separate department of Novation. When writing about the people who work on a particular Clinical Markets segment, refer to them as the Novation anesthesia team, group, or unit. More casual references as the cardiology team are acceptable on subsequent references if it is clear that you are referring to the Novation Clinical Markets group.

COMPANY NAME, JOB TITLES - include your company name and job title, as well as the company names and correct titles of any other people mentioned in a document. Titles are not capitalized unless they preceded the person's name, and then only if the title is of significant rank. Some examples:

     o    Gov. George W. Bush

     o    George W. Bush, governor of Texas

     o    U.S. Sen. Patrick Moynihan

     o    Kay Bailey Hutchison, U.S. senator from Texas

     o    C. Thomas Smith, VHA president and chief executive officer

     o    UHC President and Chief Executive Officer Robert J. Baker

     o    Novation product manager John Doe

     o    Jane Doe, Novation marketing analyst

Also include the titles and company names of people who are "cc-ed" at the bottom of a business letter or memo. This is very important because correspondence is often sent to VHA and UHC members, supply partners and people at our parent organizations who may not know who you or others mentioned are.

Please don't guess at anyone's name or title; call and ask if you are uncertain. Getting someone's name or title wrong implies a lack of courtesy and attention to detail.

E-MAIL ADDRESSES - In communications pieces where you list a Novation contact person, you should include that person's phone number and e-mail address. The correct style for e-mail addresses is jdoe@novationco.com (in italics).

HEALTHCARE PURCHASING PARTNERS INTERNATIONAL LLC - This is the full name of HPPI, Novation's sister company. Like Novation, HPPI is jointly owned by VHA and UHC. HealthCare Purchasing Partners International should be used on first reference. HPPI is acceptable in subsequent references. HPPI has no members, it has clients.

HOSPITAL, HEALTH CARE ORGANIZATION - All hospitals are health care organizations, but not all health care organizations are hospitals. Therefore, unless referring specifically to hospitals, health care organization is the preferred term. For variety's sake, words such as facility and institution are acceptable on subsequent references. Don't use the acronym HCO in any outside communication.

INTERNET SITES - Novation's World Wide Web site is www. novationco.com. This and all other Web sites should appear in all-lower-case, italic letters.

LAUNCH - The date that an agreement or program becomes effective is the launch date. Please don't use the term launch when you mean introduce, unveil, announce, etc. For example, a program can be introduced March 1, but may not launch until May 1, when the program agreements become effective.

LETTERS AND MEMOS - Memorandums are acceptable in some external business communications, but interoffice memos are not. Appropriate business letters should be used for more formal communications. In both documents, include the correct names, organization names, company names (if applicable) and titles of the recipients, sender and those who receive copies.

MEMBERS, CLIENTS AND CUSTOMERS - Novation has no members or customers. It serves VHA and UHC members and HealthCare Purchasing Partners International clients. When addressing or mentioning VHA and UHV organizations, use VHA and UHC members the first time and members thereafter. Never use Novation members or Novation customers. The term health care organizations is also acceptable.

NOVAPLUS TM - The name of Novation's private-label program. When writing about NOVAPLUS, it should be described as the private label of VHA and UHC early in the document. This description helps reinforce the link between NOVAPLUS and Novation's parent alliances. Companies that supply products in the private label are called NOVAPLUS manufacturing partners.

Here are some guidelines for using the NOVAPLUS name and logo in marketing materials and correspondence.

     o Capitalize all letters and include a trademark symbol (TM) immediately after the name on first reference in every document. The trademark symbol should be omitted on second and subsequent references.

     o In overheads, slides, charts or other presentation materials, use the trademark symbol after NOVAPLUS on first reference in every slide or chart.

     o    Do no use the NOVAPLUS logo within text as a substitute for the name.

     o All marketing materials developed by NOVAPLUS manufacturing partners must be reviewed by the appropriate Novation product managers, and by Novation marketing communications.

NOVAPLUS marketing materials include the NOVAPLUS logo and the tagline Your Brand and More SM. However, it is not necessary to include this tagline in the text of correspondence or marketing materials.

NOVATION FOOD SERVICE PROGRAM - The full name of the program. Novation may be omitted on second reference.

NOVATION LABORATORY PROGRAM - The full name of the program. Novation may be omitted on second reference.

NOVATION LLC - This is the full legal name of our company. It is not necessary to include the "LLC" except in legal documents such as contracts, program enrollment forms, etc.

NOVATION MEMBER SUPPORT SERVICES - This is the correct name of our outbound telephone service delivery group. TeleServices should no longer by used. Novation Customer Service is part of Member Support Services and is the group that handles incoming calls from the 888/7-NOVATE line.

NOVATION PHARMACY PROGRAM - The full name of the program. Novation may be omitted on second reference.

NOVATION TM, the supply company of VHA and UHC - Our company name should appear this way on first reference in any document going to an outside audience, complete with the trademark symbol (TM). Simply the name Novation is acceptable on subsequent references.

OPPORTUNITY (R) - This is Novation's committed-purchasing program. The name should appear in the form shown here, with the registered trademark symbol, on first reference in any document. The (R) should be omitted on subsequent references.

The program should be referred to on first or second reference in every document as OPPORTUNITY, Novation's Committed Program. If using the tagline on first reference would create an awkward sentence, it is acceptable to use it on second reference. Program is not part of the name, but the phrase OPPORUTUNITY program is acceptable.

Offerings under the OPPORTUNITY umbrella are called portfolios. Nine portfolios are currently available, with more in development. The nine existing portfolios are:

     o    OPPORTUNITY Phase I Portfolio

     o    OPPORTUNITY Phase II Portfolio

     o    OPPORTUNITY Anesthesia Portfolio

     o    OPPORTUNITY International Cardiology Portfolio

     o    OPPORTUNITY Food Service Portfolio

     o    OPPORTUNITY Laboratory Portfolio

     o    OPPORTUNITY Orthopedic Portfolio

     o    OPPORTUNITY Respiratory Portfolio

     o    OPPORTUNITY Unified Portfolio

Please note that OPPORTUNITY is not a separate department of Novation. the program and its portfolios are jointly operated by Novation's cost reduction services team and the various contracting teams that develop and maintain agreements included in the portfolios.

SERVICE DELIVERY - Novation field account managers should be referred to as the Service Delivery team or Service Delivery account managers. Do not refer to them as sales representatives or managers.

SUPPLY COST MANAGEMENT - Novation is a supply cost management company. The term supply chain management is limiting and should be avoided when referring to Novation. However, supply chain is acceptable when quoting someone or referring to the system by which products move from suppliers to health care organizations. (Please note that VHA still refers to Novation as its provider of supply chain management services.)

SUPPLY PARTNERS - The companies with which Novation enters into supply agreements are referred to as supply partners. (One exception is NOVAPLUS manufacturers, see the NOVAPLUS entry.) We should not refer to them as vendors or business partners and should avoid referring to them as manufacturers. However, suppliers is acceptable for variety's sake if supply partners begins to appear too often in a particular document.

TRADEMARKS - When mentioning a trademarked product offered by a Novation supply partner, include the appropriate TM or (R) symbol with the trademarked name on first reference. Please note that the two symbols are not interchangeable. TM identifies trade names or logos that are being used by a company, pending final approval by the U.S. Patent and Trademark Office. (R) designates names that have been fully approved and registered with the office.

UHC SUPPLY CO. - With the creation of Novation, UHC Supply Co. ceased to exist, as did all UHCSC agreements. Those are now Novation agreements. To avoid confusion for members, please do not refer to UHCSC unless describing it as a predecessor to Novation.

UNIVERSITY HEALTHSYSTEM CONSORTIUM - The name of our parent UHC should appear this way on first reference in any document. One exception to this rule: When Novation, the supply company of VHA and UHC appears first in a document, spell out University HealthSystem Consortium on the next reference to UHC. Simply the acronym UHC is acceptable on subsequent references.

VHA - Acceptable in nearly all references to VHA Inc., the majority owner of Novation and HPPI. The Inc. is usually necessary only in legal documents.

If you have a question regarding proper editorial standard, please contact your Novation marketing communications manager or Rich Reecer, Novation editorial and publications manager at ext. 5076.

                                                                      EXHIBIT C




                   CURRENT MARKS USAGE GUIDELINES FOR NEOFORMA






* Material has been omitted and filed separately with the Commission.

                    NEOFORMA.COM, INC.'S TRADEMARK GUIDELINES


INTRODUCTION

NeoForma.com, Inc. values its intellectual property. Its trademarks and brands are an important asset. Neoforma.com requires that its trademarks be used properly in all contexts. Please take a moment to read our Trademark Guidelines. If you have any questions about specific trademark or logo usage, or would like further information regarding these Guidelines, please contact our General Counsel.

WHO MUST FOLLOW THESE GUIDELINES

These Guidelines apply to Neoforma.com, Inc.'s employees, customers, licensees, affiliates, consultants, and third parties. If you are a licensee or affiliate, your license or other agreement with Neoforma.com, Inc. may set forth different requirements regarding trademark and logo usage. If so, you are required to follow those specific guidelines. Otherwise, if you are a licensee or affiliate who does not have a license or agreement with Neoforma.com, Inc. that addresses trademark and logo usage, you must follow these Guidelines.

USE OF NEOFORMA.COM, INC.'S COMPANY NAME

Neoforma.com, Inc. is our company or trade name, and NEOFORMA(TM), NEOFORMA and Design(TM) and NEOFORMA.COM(TM) are our trademarks. When you refer to us as a company, please use the incorporated designation (i.e., "Inc.") with the first prominent reference and the first reference, and do not use a trademark symbol. Our company name may be abbreviated to Neoforma.com in subsequent references. Examples of references to Neoforma.com, Inc. as a company include identifying us as the owner of the Neoforma.com(TM) website, and providing our contact information, including our address, at the end of a communication.


USE OF NEOFORMA.COM, INC.'S TRADEMARKS

You may use Neoforma.com, Inc.'s trademarks when you are referring to our goods or services provided that you follow these Guidelines, and ensure that such references are truthful and not misleading. You may not use Neoforma.com's name or trademarks as part of the name of your company or your company's services or products. Such uses infringe Neoforma.com's intellectual property rights and are unlawful. Last, you may not license Neoforma.com's name, trademarks or logos to other parties.



* Material has been omitted and filed separately with the Commission.

PROPER TRADEMARK USAGE

PROPER USE OF A TRADEMARK MEANS THE TRADEMARK IS FOLLOWED BY A TRADEMARK SYMBOL AND THEN A NOUN.

The Trademark Symbol

A trademark should always be followed by the trademark symbol (TM) for unregistered trademarks (or with a trademark that will be used on materials distributed internationally), or (R) for federally registered trademarks. If the superscript, (TM), or the registered trademark symbol, (R), is not available, please use (TM) or (R) instead.

If there are multiple references to the same trademark in a given document, it is sufficient to use the trademark symbol with the first prominent use of the mark, and with the next use of the mark (for example, in the title or subtitle of the document and then the first time the mark appears in text) to provide adequate notice. You do not need to use a trademark symbol with each and every use of the trademark. If there is doubt about whether to use a trademark symbol, however, please use one.

Also, please note that if the document or communication has a table of contents or index in which the trademark appears, the symbol should accompany the trademark. In the case of presentation graphics, the trademark symbol should appear on each page or slide where the trademark appears. Again, if there is doubt about whether to use a trademark symbol, please use one.

A Trademark is an Adjective

A trademark is an adjective, designating the source or origin of the good or service it modifies. Accordingly, proper trademark usage requires that the trademark always be followed by a noun. An example of proper trademark usage is:
"Healthcare's most important e-commerce tool is the NEOFORMA.COM(TM) website." These Guidelines require that you only use Neoforma.com's trademarks with the service for which they were originally intended.

Note that a trademark cannot be used as a noun. It cannot be pluralized. It cannot be used in the possessive form. Thus, for example, it is improper to say "NEOFORMA.COM is healthcare's most important e-commerce tool."

Note also that a trademark cannot be used as verb. For example, it is improper to say, "We will compile a list of syringe manufacturers by STATWORLDing."

The Appearance of the Trademark

You may not alter Neoforma.com's trademarks in any way unless you have a specific agreement with Neoforma.com authorizing such alteration. You may not use corruptions, abbreviations or variations of Neoforma.com's name or trademarks. You may not alter any logo or design that is



* Material has been omitted and filed separately with the Commission.

a Neoforma.com trademark. For example, you may not change the color of the Neoforma.com design, and you may not change the font style of the NEOFORMA word mark as it appears in the design trademark.


ATTRIBUTION OF TRADEMARK RIGHTS

Provide the following notice when using Neoforma.com's trademarks: "___________ and ___________ are trademarks or registered trademarks of Neoforma.com, Inc. in the United States and other countries." Please use this exact language.


NEOFORMA.COM, INC.'S TRADEMARKS

Neoforma.com, Inc.'s trademarks include those on the following list, which may not be exhaustive of our marks:

ADSONLINE(TM)
AUCTIONLIVE(TM)
AUCTIONONLINE(TM)
DEPARTMENT TOOLKIT(TM)
NEOFORMA(TM)
NEOFORMA (and Design)(TM)
NEOFORMA.COM (and Design)(TM)
PHAROS TECHNOLOGIES(TM)
PIMS(TM)
PRODUCT INFORMATION MANAGEMENT DESIGN(TM)
PRODUCT INFORMATION MANAGEMENT SOLUTION(TM)
STATCITY(TM)
STATWORLD(TM)
THE HEALTHCARE BUSINESS COMMUNITY(TM)
U.S. LIFELINE(TM)



* Material has been omitted and filed separately with the Commission.

                                                                       EXHIBIT D



              CURRENT MARKS USAGE GUIDELINES FOR VHA, UHC AND HPPI







* Material has been omitted and filed separately with the Commission.

                                                                       EXHIBIT D

VHA Logo

THE VHA IDENTITY

"Corporate Identity' is a term that describes the particular visual elements that communicate a company's image. It is the graphic uniform that reinforces, with every application, the company's presence in the marketplace.

Building strong customer recognition and understanding of our VHA identity - in its national and regional forms - depends on how effectively and consistently we use it.

Our customers will see variety in VHA's national and regional products and services, but they should also see consistency in the VHA identity. Our identity is a representation of the values and qualities we share, and it should be reflected in every contact we make.

Managing VHA's corporate identity is critical to our long-term growth and success in serving VHA organizations. Adhering to the standards in this manual is an important first step. We've included guidelines for a broad range of materials. If you need more information or assistance with special design needs, please call VHA's Communications Department at (214) 830-0272.

VHA Logo

TRADEMARK AND COPYRIGHT PROTECTION

Any appearance of VHA corporate or regional names and logos must always be accompanies by the appropriate symbols that declare and protect their exclusive use by VHA.

Any printed materials must also be marked with a copyright notice to protect the entire contents of the piece as the sole property of VHA.

USE OF (R)

The letters VHA and the VHA logo function as a trade name for our company and as a trademark identifying our products and services. The regional versions of the name and logo function in the same way for VHA Regional Health Care Systems.

The letters VHA are registered with the U.S. Patent and Trademark Office. The new VHA logo and the positioning phrase "united to Improve America's Health" are currently in the process of registration.

The symbol (R) constitutes notice that our name and logo are exclusive for goods and services we offer. IT provides legal protection from those who might use part of our corporate signature without permission or use symbols that too closely resemble our mark.

The standard and modified versions of the corporate logo and the standard version of each regional VHA logo are currently marketed with the symbol SM after the position phrase, indicating that we intend to claim the logos as our property.

On the reduced version of the corporate and regional logos where the positioning phrase is omitted, the SM symbol appears at the lower right corner of the logo rectangle itself.

When registration with the U.S. Patent and Trademark Office is complete, we will replace the SM symbol on all version with (R).

In VHA materials, the symbol (R) should be used after the letters VHA in text when they are used as part of a product name. For example, "VHA (R) Clinical Financial Information System" or "VHA (R) New Jersey Quality Institute."

It is not appropriate to use (R) after the letters VHA in text when using them as our company's name. For example, "VHA announced a new product last week," or "VHA Iowa has purchased new office space."

In VHA materials, use the registration symbol only for VHA registered trademarks. The registered trademark of other companies should be designated by the use of an asterisk and a footnote:

         Example:

         Advil* analgesic

         * Registered trademark of Whitehall Laboratories

Other companies, when mentioning our products or services in their materials, should use the registration symbol only for their own registered trademarks and an asterisk and footnote for VHA marks.

VHA registers other product and service trademarks from time to time. For more information about product naming, use of the VHA trademark and other trademark issues, please refer to the "Guide of Product Naming" available from the Communications Department.

COPYRIGHT (C)
All printed materials must be marked with the symbol (c), signifying that the entire content is protect by copyright laws. Copyright also gives the creator of brochures, books, etc., the exclusive right to reproduce and distribute such materials, unless the creator grants limited rights to another party.

All corporate VHA materials must bear the following copyright notice.

         (c) 1994 VHA Inc.  All rights reserved.

The notice may also include one of the following statements, chosen based on the degree of control VHA departments wish to maintain over the content.

         Duplication or distribution of this document without express permission from VHA is prohibited.

         Duplication or distribution of this document without express permission from VHA is prohibited, except for use of VHA health care organizations and their personnel.

                                                                        UHC Logo

UHC Corporate Identity Standards

THE CORPORATE SIGNATURE

UHC Logo

The UHC acronym and the geodesic dome, along with the UHC name and the service mark (SM) symbol, make up UHC's corporate signature. The UHC logo is the UHC acronym and geodesic dome. Because UHC's corporate signature is the single most important graphic element used on UHC's communications pieces, it should not be altered or modified in any way. The size of the UHC name should always be proportionate to the size of the logo (see signature reproduction at left).

SIGNATURE COLOR TREATMENTS

It is preferred that the UHC logo be reproduced in one color only - PMS 541 or black. Other one-color reproductions are acceptable, as are reversed or embossed images of the logo. All logo reproductions should be reviewed by UHC. Because of the intricate lines that make up the geodesic dome, screens or tints of either color should not be sued.

LOGO REPRODUCTION

The UHC logotype should be sized proportionally. For most reproductions, the acceptable size range (width b height) is between 1" x 0.5" and 3" x 1.75". (For certain applications, such as signage, a larger logo may be appropriate.) Because the intricate lines that make up the geodesic dome are often difficult to reproduce, it is important that all logo reproductions fall within the acceptable range and that special attention be paid to the reproduction quality of the geodesic dome.

Agaramond is the only acceptable typeface for reproduction of the corporate signature on printed pieces.

If you have any questions or concerns regarding the correct usage of the UHC logo and name, please check with Melissa Cutting of the UHC Marketing Department (630/954-1769 or cutting @uhc.edu).

                               HealthCare Purchasing Partners International Logo

HealthCare Purchasing Partners International TM Editorial Standards Brief. Revised March 2000

Many HPPI staff members communicate regularly in writing with clients, supply partners, each other and outside audiences. Below are a few guidelines that address questions and issues that come up every day in the course of doing business. These guidelines are designed to create consistency in the way we all refer to our company, its employees, and its products, programs and services.

--------------------------------------------------------------------------------

ACRONYMS - Avoid the use of acronyms on the first reference. It is better to spell out a title or phrase on first reference and use acronyms on second reference. It is unnecessary to put the acronym in parentheses after the full name, like this: HealthCare Purchasing Partners International (HPPI). The reason is that if the meaning of an acronym must be explained to readers, it probably should not be used. There are some exceptions to this rule. For example, some highly specialized acronyms have become so common in usage that the original wording has been superseded. Examples: DNA, ISDN, RAM, CD-ROM.

AREA CODES, PHONE NUMBERS - Phone numbers should appear as follows: (972) 581-5000. It is not necessary to include a "1" in front of a long-distance number. It is assumed that people know dialing 1 is necessary. One exception to this rule is the number for Novation Member Support Services, which should appear like this: 888/7-NOVATE (766-8283). If it is necessary to refer callers to a particular extension, this is the correct style: (972) 581-5000, ext. 5555. "X" is not an acceptable abbreviation for extension in external communications.

AUTHORIZED DISTRIBUTORS - These are distribution partners that have been approved as official distributors of products offered through Novation agreements. Use Novation Authorized Distributor on first reference, Authorized Distributor on subsequent references.

CLINICAL MARKETS PROGRAMS - This is Novation's marketing strategy that focuses on the needs of physicians and caregivers in a variety of specialties. Novation Clinical Markets Programs aggregate best-in-class products and services according to clinical disease states or specialties, helping VHA and UHC members streamline their purchasing processes through one-stop shopping. Novation currently offers these Clinical Markets Program:

     o    Novation Anesthesia Program

     o    Novation Cardiology Program

     o    Novation Dialysis Program

     o    Novation Oncology Program

     o    Novation Orthopedic Program

     o    Novation Respiratory Program

     o    Novation Women's Health Program

Some Clinical Markets Programs include agreement subgroups referred to as portfolios. These include:

     o Novation Anesthesia Pharmaceutical Portfolio (formerly the Anesthesia Pharmaceutical Standardization Program)

     o Novation Oncology Pharmaceutical Portfolio (formerly the Oncology Products Program)

     o Novation Oncology Breast Care Portfolio (launching in the second quarter of 1999)

     o    Novation Oncology Prostate Care Portfolio (launching in 1999)

     o    Novation Respiratory Pharmaceutical Portfolio (launching Oct. 1, 1999)

Novation may be omitted from the program or portfolio name on second and subsequent references.

In addition to these offerings, several portfolios of OPPORTUNITY (R), Novation's Committed Program, are based on Clinical Markets Programs. These portfolios are discussed in the OPPORTUNITY section.

Please note that Clinical Markets is not a separate department of Novation. When writing about the people who work on a particular Clinical Markets segment, refer to them as the Novation anesthesia team, group, or unit. More casual references as the cardiology team are acceptable on subsequent references if it is clear that you are referring to the Novation Clinical Markets group.

COMPANY NAME, JOB TITLES - include your company name and job title, as well as the company names and correct titles of any other people mentioned in a document. Titles are not capitalized unless they preceded the person's name, and then only if the title is of significant rank. Some examples:

     o    Gov. George W. Bush

     o    George W. Bush, governor of Texas

     o    U.S. Sen. Patrick Moynihan

     o    Kay Bailey Hutchison, U.S. senator from Texas

     o    C. Thomas Smith, VHA president and chief executive officer

     o    UHC President and Chief Executive Officer Robert J. Baker

     o    Novation product manager John Doe

     o    Jane Doe, Novation marketing analyst

Also include the titles and company names of people who are "cc-ed" at the bottom of a business letter or memo. This is very important because correspondence is often sent to VHA and UHC members, supply partners and people at our parent organizations who may not know who you or others mentioned are.

Please don't guess at anyone's name or title; call and ask if you are uncertain. Getting someone's name or title wrong implies a lack of courtesy and attention to detail.

E-MAIL ADDRESSES - In communications pieces where you list a Novation contact person, you should include that person's phone number and e-mail address. The correct style for e-mail addresses is jdoe@novationco.com (in italics).

HEALTHCARE PURCHASING PARTNERS INTERNATIONAL LLC - This is the full name of HPPI. Like Novation, VHA and UHC jointly own HPPI. HealthCare Purchasing Partners International should be used on first reference and HPPI on subsequent references. A trademark symbol (TM) will need to appear immediately after the name and an (R) after the acronym on first reference in every document. The trademark and registered symbol should be omitted on second and subsequent references. IN overheads, slides, charts or other presentation materials, use the trademark symbol after HealthCare Purchasing Partners International and the registered symbol after HPPI on first reference in every slide or chart.

HPPI has no members; it has clients. It is not necessary to include the "LLC" except in legal documents such as contracts, program enrollment forms, etc.

HOSPITAL, HEALTH CARE ORGANIZATION - All hospitals are health care organizations, but not all health care organizations are hospitals. Therefore, unless referring specifically to hospitals, health care organization is the preferred term. For variety's sake, words such as facility and institution are acceptable on subsequent references. Don't use the acronym HCO in any outside communication.

INTERNET SITES - Novation's World Wide Web site is www. hppipo.com. This and all other Web sites should appear in all-lower-case, italic letters.

LAUNCH - The date that an agreement or program becomes effective is the launch date. Please don't use the term launch when you mean introduce, unveil, announce, etc. For example, a program can be introduced March 1, but may not launch until May 1, when the program agreements become effective.

LETTERS AND MEMOS - Memorandums are acceptable in some external business communications, but interoffice memos are not. Appropriate business letters should be used for more formal communications. In both documents, include the correct names, organization names, company names (if applicable) and titles of the recipients, sender and those who receive copies.

MEMBERS, CLIENTS AND CUSTOMERS - Novation has no members or customers. It serves VHA and UHC members and HealthCare Purchasing Partners International clients. When addressing or mentioning VHA and UHV organizations, use VHA and UHC members the first time and members thereafter. Never use Novation members or Novation customers. The term health care organizations is also acceptable.

NOVAPLUS TM - The name of Novation's private-label program. When writing about NOVAPLUS, it should be described as the private label of VHA and UHC early in the document. This description helps reinforce the link between NOVAPLUS and Novation's parent alliances. Companies that supply products in the private label are called NOVAPLUS manufacturing partners.

Here are some guidelines for using the NOVAPLUS name and logo in marketing materials and correspondence.

     o Capitalize all letters and include a trademark symbol (TM) immediately after the name on first reference in every document. The trademark symbol should be omitted on second and subsequent references.

     o In overheads, slides, charts or other presentation materials, use the trademark symbol after NOVAPLUS on first reference in every slide or chart.

     o    Do no use the NOVAPLUS logo within text as a substitute for the name.

     o All marketing materials developed by NOVAPLUS manufacturing partners must be reviewed by the appropriate Novation product managers, and by Novation marketing communications.

NOVAPLUS marketing materials include the NOVAPLUS logo and the tagline Your Brand and More SM. However, it is not necessary to include this tagline in the text of correspondence or marketing materials.

NOVATION FOOD SERVICE PROGRAM - The full name of the program. Novation may be omitted on second reference.

NOVATION LABORATORY PROGRAM - The full name of the program. Novation may be omitted on second reference.

NOVATION LLC - This is the full legal name of our company. It is not necessary to include the "LLC" except in legal documents such as contracts, program enrollment forms, etc.

NOVATION MEMBER SUPPORT SERVICES - This is the correct name of our outbound telephone service delivery group. TeleServices should no longer by used. Novation Customer Service is part of Member Support Services and is the group that handles incoming calls from the 888/7-NOVATE line.

NOVATION PHARMACY PROGRAM - The full name of the program. Novation may be omitted on second reference.

NOVATION TM, THE SUPPLY COMPANY OF VHA AND UHC - Our company name should appear this way on first reference in any document going to an outside audience, complete with the trademark symbol (TM). Simply the name Novation is acceptable on subsequent references.

OPPORTUNITY (R) - This is Novation's committed-purchasing program. The name should appear in the form shown here, with the registered trademark symbol, on first reference in any document. The (R) should be omitted on subsequent references.

The program should be referred to on first or second reference in every document as OPPORTUNITY, Novation's Committed Program. If using the tagline on first reference would create an awkward sentence, it is acceptable to use it on second reference. Program is not part of the name, but the phrase OPPORUTUNITY program is acceptable.

Offerings under the OPPORTUNITY umbrella are called portfolios. Nine portfolios are currently available, with more in development. The nine existing portfolios are:

     o    OPPORTUNITY Phase I Portfolio

     o    OPPORTUNITY Phase II Portfolio

     o    OPPORTUNITY Anesthesia Portfolio

     o    OPPORTUNITY International Cardiology Portfolio

     o    OPPORTUNITY Food Service Portfolio

     o    OPPORTUNITY Laboratory Portfolio

     o    OPPORTUNITY Orthopedic Portfolio

     o    OPPORTUNITY Respiratory Portfolio

     o    OPPORTUNITY Unified Portfolio

Please note that OPPORTUNITY is not a separate department of Novation. the program and its portfolios are jointly operated by Novation's cost reduction services team and the various contracting teams that develop and maintain agreements included in the portfolios.

SERVICE DELIVERY - Novation field account managers should be referred to as the Service Delivery team or Service Delivery account managers. Do not refer to them as sales representatives or managers.

SUPPLY COST MANAGEMENT - Novation is a supply cost management company. The term supply chain management is limiting and should be avoided when referring to Novation. However, supply chain is acceptable when quoting someone or referring to the system by which products move from suppliers to health care organizations. (Please note that VHA still refers to Novation as its provider of supply chain management services.)

SUPPLY PARTNERS - The companies with which Novation enters into supply agreements are referred to as supply partners. (One exception is NOVAPLUS manufacturers, see the NOVAPLUS entry.) We should not refer to them as vendors or business partners and should avoid referring to them as manufacturers. However, suppliers is acceptable for variety's sake if supply partners begins to appear too often in a particular document.

TRADEMARKS - When mentioning a trademarked product offered by a Novation supply partner, include the appropriate TM or (R) symbol with the trademarked name on first reference. Please note that the two symbols are not interchangeable. TM identifies trade names or logos that are being used by a company, pending final approval by the U.S. Patent and Trademark Office. (R) designates names that have been fully approved and registered with the office.

UHC SUPPLY CO. - With the creation of Novation, UHC Supply Co. ceased to exist, as did all UHCSC agreements. Those are now Novation agreements. To avoid confusion for members, please do not refer to UHCSC unless describing it as a predecessor to Novation.

UNIVERSITY HEALTHSYSTEM CONSORTIUM - The name of our parent UHC should appear this way on first reference in any document. One exception to this rule: When Novation, the supply company of VHA and UHC appears first in a document, spell out University HealthSystem Consortium on the next reference to UHC. Simply the acronym UHC is acceptable on subsequent references.

VHA - Acceptable in nearly all references to VHA Inc., the majority owner of Novation and HPPI. The Inc. is usually necessary only in legal documents.

If you have a question regarding proper editorial standard, please contact your Novation marketing communications manager or Rich Reecer, Novation editorial and publications manager at ext. 5076.

                                                                       EXHIBIT E



                   REPORTS AND OTHER INFORMATION REQUIREMENTS


1.      REPORT CONTENT.

        Within 20 days after the end of each full and partial month during the Term (a "Reporting Month"), each Supplier will submit to Novation a report on a diskette containing the following information in the form specified in Section 2 of this Exhibit E:

        (i) the name of Supplier, the Reporting Month and year and the agreement number (as provided by Novation to Supplier);

        (ii) with respect to each Member (described by a LIC number (as provided by Novation to Supplier), health industry number (if applicable), full name, street address, city, state, zip code and, if applicable, tier and committed status, the number of units sold and the amount of net sales for each Product on a line item basis, and the sum of net sales and the associated Marketing Fees for all Products purchased by such Member directly or indirectly from Supplier during the Reporting Month, whether under the pricing and other terms of this Agreement or under the terms of any other purchasing or pricing arrangements that may exist between the Member and Supplier;

        (iii) the sum of the net sales and the associated Marketing Fees for all Products sold to all Members during the Reporting Month; and

        (iv) such additional information as Novation may reasonably request from time to time.

2.      REPORT FORMAT AND DELIVERY.

        The reports required by this Exhibit E will be submitted electronically in Excel Version 7 or Access Version 7 and in accordance with other specifications established by Novation from time to time and will be delivered to:

                Novation
                220 East Las Colinas Boulevard
                Irving, TX  75039
                Attn:  SRIS Operations

3.      OTHER INFORMATION REQUIREMENTS.



* Material has been omitted and filed separately with the Commission.

        In addition to the reporting requirements set forth above, the parties agree to facilitate the administration of the Agreement by transmitting and receiving information electronically and by complying with the information requirements set forth in Appendix 1. Supplier further agrees that, except to the extent of any inconsistency with the provisions of this Agreement, it will comply with all information requirements set forth in the Novation Information Requirements Guidebook ("Guidebook"), attached as Appendix 2. On or about the Effective Date, Novation will provide Supplier with a current copy of the Guidebook and will thereafter provide Supplier with updates and/or revisions to the Guidebook from time to time.






* Material has been omitted and filed separately with the Commission.

                                                                      APPENDIX 1


                         OTHER INFORMATION REQUIREMENTS

        Novation and Supplier desire to facilitate contract administration transactions ("Transactions") by electronically transmitting and receiving data in agreed formats in substitution for conventional paper-based documents and to assure that such Transactions are not legally invalid or unenforceable as a result of the use of available electronic technologies for the mutual benefit of the parties.

        The parties agree as follows:

1.      PREREQUISITES.

                a. DOCUMENTS; STANDARDS. Each party will electronically communicate to or receive from the other party all of the required documents listed in the Novation Electronic Communication Requirements Schedule attached hereto (collectively "Documents"). All Documents will be communicated in accordance with the standards set forth in the applicable sections of the Novation Information Requirements Guidebook ("Guidebook"). Supplier agrees that the Guidebook is the Confidential Information of Novation and will not disclose information contained therein to any other party.

                b. THIRD PARTY SERVICE PROVIDERS. Documents will be communicated electronically to each party, as specified in the Guidebook, through any third party service provider ("Provider") with which either party may contract or VHAseCure.net(TM). Either party may modify its election to use, not use or change a Provider upon thirty (30) days' prior written notice. Each party will be responsible for the costs of any Provider with which it contracts, unless the parties otherwise mutually agree in writing.

                c. SIGNATURES. Each party will adopt as its signature an electronic identification consisting of symbol(s) or code(s) which are to be affixed to or contained in each Document transmitted by such party ("Signatures"). Each party agrees that any Signature of such party affixed to or contained in any transmitted Document will be sufficient to verify such party originated and intends to be bound by such Document. Neither party will disclose to any unauthorized person the Signatures of the other party.

2.      TRANSMISSIONS.

                a. VERIFICATION. Upon proper receipt of any Document, the receiving party will promptly and properly transmit a functional acknowledgment in return, unless otherwise specified in the Guidebook.

                b. ACCEPTANCE. If acceptance of a Document is required by the Guidebook, any such Document which has been properly received will not give rise to any obligation unless



* Material has been omitted and filed separately with the Commission.

        and until the party initially transmitting such Document has properly received in return an Acceptance Document (as specified in the Guidebook).

                c. GARBLED TRANSMISSION. If any properly transmitted Document is received in an unintelligible or garbled form, the receiving party will promptly notify the originating party (if identifiable from the received Document) in a reasonable manner. In the absence of such a notice, the originating party's records of the contents of such Document will control.

3.      TRANSACTION TERMS.

                a. CONFIDENTIALITY. No information contained in any Document or otherwise exchanged between the parties will be considered confidential, except to the extent provided by written agreement between the parties, or by applicable law.

                b. VALIDITY; ENFORCEABILITY. Any Document properly transmitted pursuant to this Agreement will be considered, in connection with any Transaction, to be a "writing" or "in writing"; and any such Document when containing, or to which there is affixed, a Signature ("Signed Documents") will be deemed for all purposes to have been "signed" and to constitute an "original" when printed from electronic files or records established and maintained in the normal course of business.

4.      STANDARDS.

ASC x 12 - Novation Information Requirements Guidebook

5.      THIRD PARTY SERVICE PROVIDERS.

(If the parties will be transmitting Documents directly, insert "NONE")


COMPANY        VAN NAME            ADDRESS                               TELEPHONE NUMBER
-------        --------            -------                               ----------------
Novation       AT&T                12976 Hollander Drive                 800/624-5672
                                   Bridgeton, MO  63044

6. CONTRACT PRICING (PHARMACY). Supplier will transmit contract pricing information electronically, to include new contracts, contract renewals and any changes to a current contract. This will be sent in a timely manner and in compliance with ANSI ASC X12-845 (Price Authorization) and Novation Contract Pricing Guidelines. Contract pricing information will include the following:

Supplier Identification Number

                HIN (Health Industry Number if Supplier is a HIN subscriber) DEA Number (if HIN is not available)
                Supplier Assigned Number (if HIN and DEA are not available)




* Material has been omitted and filed separately with the Commission.

Supplier Name
Supplier Contract Number
MFG Contract Number
Contract Effective Date
Contract Expiration Date
Member(s) (Member name, HIN or DEA number, Member start/stop dates) Product Identifier
         NDC
         UPC (if NDC is not available)
Trade Name
Package Count
Package UOM
Selling Unit Price
Item Contract Effective Date
Item Contract Expiration Date

7. CONTRACT PRICING (MEDICAL/SURGICAL). Supplier will communicate contract pricing information electronically, to include new contracts, contract renewals and any changes to the current contract. This will be sent in a timely manner and in compliance with the Guidebook.








* Material has been omitted and filed separately with the Commission.

                                                                      APPENDIX 2


                   NOVATION INFORMATION REQUIREMENTS GUIDEBOOK









* Material has been omitted and filed separately with the Commission.

                                EXECUTIVE SUMMARY


WELCOME TO THE NOVATION INFORMATION REQUIREMENTS GUIDEBOOK

        Thousands of times each year, VHA, UHC and HPPI members ask us to help them improve the overall quality of their health care services by finding the best products, at the best price, from the best source. We meet this need by managing hundreds of product and service agreements with the best manufacturers and distributors in the health care industry.


Once these agreements are created, our members ask their local Novation account manager and/or the corporate Supply Cost Management teams to provide information and service around the following:

        1.      What products are on each agreement?

        2. What are the equivalent products under agreement for [product name that is being bought today]?

        3.      What is the price for [product on agreement]?

        4. What can I save if I buy [product on agreement] rather than a competing product?

        5. What are the product specifications for the [equivalent Novation product]?

        6.      Who is my local sales representative with [company name]?

        7.      Can you help us convert to the [agreement product]?

Additionally, you and other supply partners ask Novation:

        1.      Who are the VHA, UHC and HPPI members?

        2. Please confirm what items are currently on my Novation agreement?

        3.      What pricing does Novation have loaded for each of my products?

        4. What competitive cross-reference products do you use for each of my products when you recommend that a member change over to my Novation contracted product?

        5. Can you be of any assistance in supplying advance notice of price changes to our members?

        6. Who is my Novation service delivery team person for [member name]?


This Guidebook is designed to better help us answer these and other questions. It addresses:

        -       our overall information strategy with supply partners

        -       Novation's information requirements

        - where Novation is going with respect to supply partner Internet solutions

        - how Novation will help your company gain access to the information that you need in managing your business relationship with Novation




* Material has been omitted and filed separately with the Commission.

In summary, our information needs are as follows:



----------------------------------------------------------------------------------------------------------------------------------
         NOVATION
       REQUIREMENT                               DESCRIPTION                              WHAT THIS MEANS FOR YOUR COMPANY
----------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 1:                  This is the exact catalog number and other            Novation has a large team that works with
                                product information that is needed when ordering      hospitals in converting them to Novation
NEW CONTRACT LAUNCH             your product(s) under the Novation agreement          contracted products. Novation needs product
Agreement Item                  (e.g., all product identifiers, description,          details to successfully help our members
Product Details                 units of measure, packaging, etc.). This              convert business to your contracted items.
                                information is provided at the time of signing
                                your Novation agreement and it is then kept
                                current as changes occur.


----------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 2:                  Novation needs the current price that the health      Novation provides price change notification,
                                care organizations will pay as they order each        price comparison and economic impact services
ONGOING CONTRACT MAINTENANCE    product. Specific item prices for each price          in helping the health care organizations
Pricing for Each                tier (if any) must to be provided. Price updates      understand all savings opportunities. These
Product on Agreement            are needed as the pricing changes.                    services motivate members to convert to your
                                                                                      products as they save money.


----------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 3:                  Electronic summary sales reports are needed           This information is loaded into Novation's
SUMMARY SALES REPORTING         every month. Current paper reports must be            sales information system for use by our
Monthly Summary Sales           converted to electronic reporting IMMEDIATELY.        service delivery teams.
Report by Member


----------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 4:                  Electronic line item sales reports are needed         This information is loaded into Novation's
DETAILED LINE                   every month. There are several formats to send        sales information system for use by our
ITEM SALES REPORTING            these reports in, please consult Requirement 4        service delivery teams. They work with each
Monthly Line Item               for specification. Plan for a 90-day testing          Novation member to identify items that are
Sales Report by Member          period.                                               and, more importantly, are not being bought
                                                                                      on contract.


----------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 5:                  This details all current, new and deleted             This will keep your company current. Having
MEMBERSHIP                      VHA or UHC membership information. Names,             this information reduces pricing and other
Membership                      addresses, contacts, membership numbers,              errors, and overall, reduces the time
Information provided to you.    etc. are all provided. You must be able to            needed to administer your Novation
                                receive and process monthly membership                agreement(s).
                                updates.


----------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 6:                  Novation needs to be up-to-date on which              This information tells our service delivery
COMMITMENT FORMS                member has signed your commitment form (if            team which of their members have been
Signed Participation Forms      required by your agreement). This                     approved by your company to buy off your
                                information is made available our service             agreement. If there is no form, they know
                                delivery team.                                        to sell your agreement.



* Material has been omitted and filed separately with the Commission.

----------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 7:                  Novation and our members need to know                 This information is available for our
SALES REPRESENTATIVE            who your current sales representatives                service delivery team in promoting your
INFORMATION                     are for each agreement, by territory.                 agreement. Also, members know whom to
Sales Rep Contacts              This information includes all specialty               contact as they decide to buy
                                sales personnel.                                      products/services under your agreement.


----------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 8:                  For each product under agreement,                     Novation recommends your product(s) to
PRODUCT CROSS REFERENCES        Novation needs a listing of the                       our members whenever we learn that they
Competitor Cross References     competitor's name and their respective                are buying a competitor's product. But
                                competitive part/catalog number and any               our information is very incomplete. We
                                product details that you may have                     need your help in knowing what products
                                available                                             compete directly and indirectly with
                                                                                      each of your products that are on a
                                                                                      Novation agreement.


----------------------------------------------------------------------------------------------------------------------------------
         NOVATION
       REQUIREMENT                               DESCRIPTION                              WHAT THIS MEANS FOR YOUR COMPANY
----------------------------------------------------------------------------------------------------------------------------------
BUSINESS PARTNER                This information repository contains                  This is your link to Novation. This BPRS
REPOSITORY SYSTEM               specific information that is completely               system is designed to eliminate the time
(BPRS) Access                   customized for your Novation, VHA, UHC,               and delay that is inherent in the
                                and HPPI relationships. Examples of                   communication of important business
                                information include access to                         information.
                                membership, items, sales
                                representatives, as well as
                                cross-reference information.


----------------------------------------------------------------------------------------------------------------------------------
UNIVERSAL                       Novation endorses the use of the UPN for              Begin now working on setting up a UPN
PRODUCT NUMBER (UPN)            all product identification throughout                 number for each product on a Novation
                                the supply chain. All communications                  agreement.
                                must include the UPN number immediately.


----------------------------------------------------------------------------------------------------------------------------------
ELECTRONIC SALES REPORTING      During 2000, Novation will be testing a
                                new method for the submission of all
                                summary sales reports. This Web
                                reporting system will be fully
                                implemented with all supply partners in
                                2000.


HOW YOUR COMPANY SHOULD COMMUNICATE THIS INFORMATION


Novation will be flexible in how we receive or send this information. Our preference is always to communicate this information through EDI, but if your company can only use EDI for some transactions, this Guidebook outlines other acceptable short-term alternatives. EDI REMAINS THE LONG-TERM SOLUTION.

Also, and this is very important: IT IS CRITICAL THAT YOUR COMPANY SEND NOVATION THE INFORMATION REQUESTED IN THIS GUIDEBOOK. We are willing to discuss timing of EDI formats but not whether the needed information is to be provided.

All of this information is important.



* Material has been omitted and filed separately with the Commission.

                            WHAT'S REQUIRED AND WHEN


The following chart summarizes the Novation supply partner reporting requirements.



------------------------------------------------------------------------------------------------------------------
                                                             MANDATORY DUE
     REQUIREMENT #             WHO SUPPLIES                      DATES                   FORMAT REQUIRED
------------------------------------------------------------------------------------------------------------------
REQUIREMENT 1:              Your Company Sends           60 Days prior to the            -  Spreadsheet File
NEW CONTRACT LAUNCH             To Novation               Contract Effective
                                                                 Date
------------------------------------------------------------------------------------------------------------------
                                                           Due 60 days prior
REQUIREMENT 2:              Your Company Sends           to the effective date           -  EDI 832 or
ONGOING CONTRACT                To Novation                of the line item              -  Spreadsheet File
MAINTENANCE                                                add/delete/change

------------------------------------------------------------------------------------------------------------------
REQUIREMENT 3:              Your Company Sends             Due at the first              -  Spreadsheet File
SUMMARY SALES                  To Novation                 contract reporting
REPORTING                                                       period

------------------------------------------------------------------------------------------------------------------
REQUIREMENT 4:              Your Company Sends               Begin testing               -  EDI 867 or
DETAILED LINE ITEM              To Novation               within 120 days of             -  Flat File Format or
SALES REPORTING                                           Contract Effective             -  Spreadsheet
                                                                 Date                    -  File(small files only)

------------------------------------------------------------------------------------------------------------------
REQUIREMENT 5:                 Your Company                 Due immediately              -  Spreadsheet File or
MEMBERSHIP                     Receives From                                             -  EDI 816
                             Novation Through
                                   BPRS

------------------------------------------------------------------------------------------------------------------
REQUIREMENT 6:              Your Company Sends            Due immediately, if            -  Spreadsheet File
COMMITMENT FORMS                To Novation                   applicable

------------------------------------------------------------------------------------------------------------------
REQUIREMENT 7:              Your Company Sends            Due within 30 days             -  Spreadsheet File
SALES REPRESENTATIVE            To Novation                 of the Contract
INFORMATION                                                  Effective Date

------------------------------------------------------------------------------------------------------------------
REQUIREMENT 8:              Your Company Sends            Due within 90 days             -  Spreadsheet File
PRODUCT CROSS                   To Novation                 of the Contract
REFERENCES                                                   Effective Date
------------------------------------------------------------------------------------------------------------------

                      FIGURE 1-NOVATION REPORTING OVERVIEW



* Material has been omitted and filed separately with the Commission.

These requirements are detailed in the section titled NOVATION INFORMATION REQUIREMENTS, see page 17 for details.

NOVATION'S INFORMATION INFRASTRUCTURE FOR SUPPLY PARTNERS

Novation supports both a private extranet and an EDI infrastructure. Many of the required information components are available through either mode, but others may only be available on one system.

Thank you for working with your staff in completing these requirements. All of us at Novation look forward to working together with your staff in support of your Novation agreement(s).







* Material has been omitted and filed separately with the Commission.

                        NOVATION ELECTRONIC COMMUNICATION
                              REQUIREMENTS SCHEDULE



-----------------------------------------            --------------------------
Company Name                                         Date


-----------------------------------------            --------------------------
Your Name                                            Your title


--------------------  -------------------            --------------------------
Phone                 Fax                            E-mail


-----------------------------------------            --------------------------
Technical Contact                                    Title


--------------------  -------------------            --------------------------
Phone                 Fax                            E-mail




---------------------------------------------------------------------------------------------------------------------------------
                                                                                        MANDATORY DUE DATES & FORMATS
NOVATION REQUIREMENT                  NOVATION EXPECTATION                                         TO BE USED
---------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 1: New Contract     This only applies to new contracts,                   DUE 60 DAYS PRIOR TO THE CONTRACT
Launch                          unless your company never provided this               EFFECTIVE DATE
                                information. If needed, your Novation
Section 4.1, page 21 of the     product manager will contact you. UPN
2000 Guidebook                  must be included with all line item
                                files.


---------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 2: Ongoing          Novation must receive contract item and               DUE 60 DAYS PRIOR TO THE EFFECTIVE DATE
               Contract         pricing updates as prices change, and                 OF THE LINE ITEM ADD/DELETE/CHANGE
               Maintenance      when items are added or deleted from
                                contract.                                             Information will be sent via (check one):
Section 4.2,  page 27 of the                                                               ( ) EDI 832
2000 Guidebook                                                                             ( ) Interim File Format
                                                                                               (Excel Spreadsheet)

---------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 3: Summary Sales    Current paper reports must be                         DUE AT THE FIRST CONTRACT REPORTING
               Reporting        converted to electronic reporting                     PERIOD
                                IMMEDIATELY.

Section 4.3, page 43 of the
2000 Guidebook

---------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 4: Detailed         Plan for a 90-day testing for this                    BEGIN TESTING WITHIN 120 DAYS OF
               Line Item Sales  requirement.                                          CONTRACT EFFECTIVE DATE
               Reporting                                                              Information will be sent via (check one):
                                                                                              ( ) EDI 867
                                                                                              ( ) Other
Section 4.4, page 51
of the 2000
Guidebook



---------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 5: Membership       You must be able to receive and process               DUE IMMEDIATELY
                                monthly membership updates.
Section 4.5, page 63 of
the 2000 Guidebook


---------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 6: Commitment       Details which members have and have not               DUE IMMEDIATELY, IF APPLICABLE
Forms                           signed your contract enrollment forms,
                                if needed.
Section 4.6, page 73 of the
2000 Guidebook



* Material has been omitted and filed separately with the Commission.

---------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 7: Sales            Able to update Sales Representative                   DUE WITHIN 30 DAYS OF THE CONTRACT
               Representative   information from a Business Partner                   EFFECTIVE DATE
               Contact          Repository System download.
               Information

Section 4.7, page 77
of the 2000 Guidebook


---------------------------------------------------------------------------------------------------------------------------------
REQUIREMENT 8: Product Cross-   Must to update the items on contract                  DUE WITHIN 90 DAYS OF THE CONTRACT
               referencing      with competitive cross-reference                      EFFECTIVE DATE
Section 4.8, page 81 of the     information
2000 Guidebook


---------------------------------------------------------------------------------------------------------------------------------
Business Partner Repository     Able to connect to Novation BPRS via the              DUE WITHIN 60 DAYS OF THE CONTRACT
System (BPRS) Access            VHAseCURE.net(TM).                                    EFFECTIVE DATE


Section 3, page 13 of the
2000 Guidebook
---------------------------------------------------------------------------------------------------------------------------------





* Material has been omitted and filed separately with the Commission.

                                                                       EXHIBIT F


                               PROGRAM MANAGEMENT


1.      PURPOSE.

        Neoforma and Novation will establish a joint Program Management Office (the "PMO"). This organization will organize, define, track and manage the development progress and delivery status of the Internet e-commerce Service for healthcare organizations.

2.      RESPONSIBILITIES.

        The PMO will be responsible for managing and maintaining the ongoing operating relationship between Neoforma and Novation. This will include establishing operating procedures, gathering all necessary resources, driving decision-making within each organization, and communicating back to Neoforma and Novation. Specific responsibilities include:

        2.1.    PROGRAM DEFINITION AND ORGANIZATION

                - Maintenance of program goals and objectives documentation

                - Establishing program organization, selection of team members, under guidance of the Novation and Neoforma executive sponsors

                -       Establishing administrative procedures

                -       Establishing administrative procedures

                - Definition of program parameters, objectives, constraints, and scope of work, including program deliverables, completion criteria, and acceptance criteria

                -       Definition of program management procedures:

                        (i)     issue resolution process

                        (ii)    methodology for program tracking

                        (iii)   process for status reporting

                        (iv)    tools for program and configuration management

                        (v)     procedures for program files and correspondence




* Material has been omitted and filed separately with the Commission.

        2.2.    PROGRAM PLANNING

                - Development of program work breakdown structure ("WBS") including tasks, task owners, and task completion criteria for tasks which cross companies.

                - Development of program schedule, including interdependencies and critical path

                - Refining estimates, assessing required skills and available resources, assigning resources, reviewing program estimates, and finalizing program schedule

                - Creating a final baseline program plan, and distributing the approved plan to PMO and program team.

                - Development of the Neoforma product roadmap as it relates to Novation phases and requirements

        2.3.    PROGRAM TRACKING AND MANAGEMENT

                - Collection of status information, including program tasks and performance data, identifying issues of concern, Development of the Neoforma product roadmap as it relates to Novation phases and requirements

                - Summarizing status, analysis of variance from plan, determination of critical path impact, identification and analysis of trends, and maintenance of issues and error log

                - Determination and management of necessary corrective action (e.g., plan adjustment, critical path re-configuration, issue log update, etc.)

                -       Reporting program status to program team, and PMO

3.      ORGANIZATION AND ROLES.

        The PMO will be composed of two Executive Sponsors, a Steering Committee, two Program Manager, and PMO Team members. Novation and Neoforma will each assign an Executive Sponsor and a Program Manager. Together this group will name members of the Steering Committee and PMO team.

        3.1. EXECUTIVE SPONSORS. Novation and Neoforma will each provide an executive-level champion to preside over the Internet e-commerce program. The Executive Sponsors will be actively responsible for the overall execution and performance



* Material has been omitted and filed separately with the Commission.

                of the program. Appointed by the representative company CEO, he or she will serve as the representative of that CEO, and will report program progress and performance as required. The Executive Sponsors will also provide executive-level decisions related to performance of resources committed to the Internet e-commerce program, and will be the primary arbiters in resolving major issues arising during the execution of the program. Together, they will also actively co-chair the Executive Committee, and be responsible for the actions and performance of that group.

        3.2. STEERING COMMITTEE MEMBERS. The two parties will jointly establish a steering committee. The Steering Committee, reporting to the Executive Sponsors, will be responsible for executive-level oversight management of the activities of specific Novation and Neoforma staff engaged on the e-commerce program. These individuals are also responsible for assigning -- and ensuring the active participation of -- resources to the Program Management Team (discussed below). The Executive Committee will also make decisions on strategies, development priorities, assess business risk, and resolve other significant issues.

        3.3. PROGRAM MANAGEMENT TEAM. Neoforma and Novation will establish a joint program management office to perform daily tasks. The Program Management Team will be responsible for the day-to-day coordination of the activities of the program. The Program Manager will be responsible for the overall management of the day-to-day activities of the Program Management Team, and will report to the Executive Sponsor. Resources will be assigned to this team on an as requested basis.




* Material has been omitted and filed separately with the Commission.